NOVEMBER 6, 2006                                               JPMCC 2006-CIBC17

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                      STRUCTURAL AND COLLATERAL TERM SHEET
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                                   ----------

                                 $2,330,424,000
                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC17

                                   ----------

                            JPMORGAN CHASE BANK, N.A.
                                    CIBC INC.
                              Mortgage Loan Sellers

JPMORGAN                                                      CIBC WORLD MARKETS

BANC OF AMERICA SECURITIES LLC                                    MORGAN STANLEY

This material is for your information, and none of J.P. Morgan Securities Inc.,
CIBC World Markets Corp., Banc of America Securities LLC and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130786) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus. The information contained herein is supplemented and qualified by information contained in the free writing prospectus (the "Free
Writing Prospectus") dated November 6, 2006.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

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STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

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                                  KEY FEATURES
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CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                         CIBC World Markets Corp.
CO-MANAGERS:             Banc of America Securities LLC
                         Morgan Stanley & Co. Incorporated
MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, N.A. (57.7%)
                         CIBC Inc. (42.3%)
MASTER SERVICER:         Wells Fargo Bank, N.A.
SPECIAL SERVICER:        LNR Partners, Inc.
TRUSTEE:                 LaSalle Bank National Association
RATING AGENCIES:         Fitch, Inc.
                         Moody's Investors Service, Inc.
PRICING DATE:            On or about November 15, 2006
CLOSING DATE:            On or about November 28, 2006
CUT-OFF DATE:            With respect to each mortgage loan, the due date of the
                         related mortgage loan in November 2006, or, with
                         respect to those mortgage loans that were originated in
                         October 2006 and have their first due date in December
                         2006, November 1, 2006, or with respect to those
                         mortgage loans that were originated in November 2006
                         and have their first payment date in either December
                         2006 or January 2007, the origination date of that
                         mortgage loan.
DISTRIBUTION DATE:       12th of each month, or if the 12th day is not a
                         business day, on the next succeeding business day,
                         beginning in December 2006
PAYMENT DELAY:           11 days
TAX STATUS:              REMIC
ERISA CONSIDERATION:     It is expected that the Offered Certificates will be
                         ERISA eligible
OPTIONAL TERMINATION:    1.0% (Clean-up Call)
MINIMUM DENOMINATIONS:   $10,000
SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

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                           COLLATERAL CHARACTERISTICS
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COLLATERAL CHARACTERISTICS                                 MORTGAGE LOANS    LOAN GROUP 1    LOAN GROUP 2
--------------------------                                 --------------   --------------   ------------

INITIAL POOL BALANCE (IPB):                                $2,536,516,226   $2,248,403,660   $288,112,566
NUMBER OF MORTGAGE LOANS:                                             151              118             33
NUMBER OF MORTGAGED PROPERTIES:                                       196              157             39
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:            $   16,798,121   $   19,054,268   $  8,730,684
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                 $   12,941,409   $   14,321,042   $  7,387,502
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                       5.9901%          5.9858%        6.0237%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                             1.38x            1.40x          1.27x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                   71.4%            70.9%          75.1%
WEIGHTED AVERAGE MATURITY DATE LTV:                                  66.0%            65.6%          69.5%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS):          119 months       119 months     118 months
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(1):       355 months       351 months     377 months
WEIGHTED AVERAGE SEASONING (MONTHS):                              1 month          1 month        1 month
10 LARGEST MORTGAGE LOANS AS % OF IPB:                               46.2%            51.2%          65.4%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                            23.7%            26.1%           4.3%
% OF MORTGAGE PROPERTIES WITH SINGLE TENANTS:                         6.4%             7.2%           0.0%

----------
(1)  Excludes mortgage loans that are interest only for the entire term.

                                    2 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

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                        APPROXIMATE SECURITIES STRUCTURE
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PUBLICLY OFFERED CLASSES

        EXPECTED RATINGS     APPROXIMATE      CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS    (MOODY'S/ S&P)    FACE AMOUNT(1)   (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
-------------------------------------------------------------------------------------------------------

A-1          Aaa/AAA       $   70,444,000        30.000%               3.38               12/06-10/11
A-3          Aaa/AAA       $  115,054,000        30.000%               6.18               11/11-04/16
A-4          Aaa/AAA       $1,209,513,000        30.000%               9.83               04/16-11/16
A-SB         Aaa/AAA       $   92,438,000        30.000%               7.27               10/11-03/16
A-1A         Aaa/AAA       $  288,112,000        30.000%               9.53               12/06-11/16
X            Aaa/AAA       $2,536,516,225           N/A                 N/A                       N/A
A-M          Aaa/AAA       $  253,651,000        20.000%               9.96               11/16-11/16
A-J          Aaa/AAA       $  202,922,000        12.000%               9.96               11/16-11/16
B             Aa2/AA       $   44,389,000        10.250%               9.96               11/16-11/16
C            Aa3/AA-       $   19,024,000         9.500%               9.96               11/16-11/16
D              A2/A        $   34,877,000         8.125%               9.96               11/16-11/16

PRIVATELY OFFERED CLASSES

        EXPECTED RATINGS     APPROXIMATE      CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS    (MOODY'S/ S&P)    FACE AMOUNT(1)   (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
-------------------------------------------------------------------------------------------------------

E            A3/A-           $31,706,000         6.875%                  N/A                  N/A
F          Baa1/BBB+         $34,877,000         5.500%                  N/A                  N/A
G           Baa2/BBB         $31,707,000         4.250%                  N/A                  N/A
H          Baa3/BBB-         $31,706,000         3.000%                  N/A                  N/A
J           Ba1/BB+          $ 9,512,000         2.625%                  N/A                  N/A
K            Ba2/BB          $ 9,512,000         2.250%                  N/A                  N/A
L           Ba3/BB-          $ 9,512,000         1.875%                  N/A                  N/A
M            B1/B+           $ 3,171,000         1.750%                  N/A                  N/A
N             B2/B           $ 6,341,000         1.500%                  N/A                  N/A
P            B3/B-           $ 6,341,000         1.250%                  N/A                  N/A
NR           NR/NR           $31,707,225           N/A                   N/A                  N/A

(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2)  The credit support percentages set forth for Class A-1, Class A-3, Class
     A-4, Class A-SB and Class A-1A certificates are represented in the aggregate.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations--Weighted Average Life" in the prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                     3 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

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                               STRUCTURAL OVERVIEW
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o    For the purposes of making distributions to the Class A-1, A-3, A-4, A-SB and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-3, A-4, A-SB and A-1A
     Certificates will be based on amounts available relating to Loan Group 1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o    Interest payments will be made concurrently to the Class A-1, A-3, A-4,
     A-SB and A-1A (pro rata to the Class A-1, A-3, A-4 and A-SB Certificates, from Loan Group 1, and to the Class A-1A Certificates from Loan Group 2, the foregoing classes, collectively, the "Class A Certificates"), Class X
     Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X Certificates), interest will be paid sequentially to the Class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M,
     N, P and NR Certificates.

o    The pass-through rates on the Class A-1, A-3, A-4, A-SB, A-1A, A-M, A-J, B,
     C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates will equal one of
     (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii)
     above less a specified percentage. The Class X Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

o    All Classes will accrue interest on a 30/360 basis.

o    Generally, the Class A-1, A-3, A-4 and A-SB Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the
     Class A-1A Certificates has been reduced to zero, and the Class A-1A
     Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-4 and Class A-SB Certificates has been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-M Certificates through Class NR
     Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed
     (without regard to loan group) to the Class A-1, A-3, A-4, A-SB and A-1A
     Certificates on a pro rata basis. Principal will generally be distributed on each Distribution Date to the Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that the Class A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance as described in the free writing prospectus).
     After the certificate balances of the Class A-1, A-3, A-4, A-SB and A-1A
     Certificates have been reduced to zero, principal payments will be paid sequentially to the Class A-M, Class A-J, Class B, C, D, E, F, G, H, J, K,
     L, M, N, P and NR Certificates, until the certificate balance for each such
     Class has been reduced to zero. The Class X Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

o    Losses will be borne by the Classes (other than the Class X Certificates)
     in reverse sequential order, from the Class NR Certificates up to the Class
     A-M, and then pro rata to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates (without regard to the Class A-SB planned principal balance).

o    Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the offered certificates in the following manner: the holders of each class of offered certificates
     (other than the Class X Certificates) and the Class E, Class F, Class G and
     Class H Certificates will receive (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-3, A-4, A-SB and A-1A
     Certificates) on each Distribution Date an amount of Yield Maintenance
     Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X Certificates).

            Group Principal Paid to Class   (Pass-Through Rate on Class - Discount Rate)
YM Charge x ----------------------------- x --------------------------------------------
              Group Total Principal Paid       (Mortgage Rate on Loan - Discount Rate)

o    Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X certificates.

The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any P&I
Advance will be reduced in proportion to such adjustment.

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                                     4 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

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                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
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                         CUT-OFF DATE PRINCIPAL BALANCE

RANGE OF                       NUMBER OF      PRINCIPAL     % OF     WA    WA UW
PRINCIPAL BALANCES               LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
$999,209 - $2,999,999              13      $   26,074,830     1.0%  71.7%  1.32x
$3,000,000 - $3,999,999            19          65,231,806     2.6   72.0%  1.35x
$4,000,000 - $4,999,999            18          80,243,443     3.2   70.7%  1.31x
$5,000,000 - $6,999,999            23         135,576,277     5.3   68.0%  1.37x
$7,000,000 - $9,999,999            21         176,756,574     7.0   73.4%  1.28x
$10,000,000 - $14,999,999          19         231,751,741     9.1   75.4%  1.23x
$15,000,000 - $24,999,999          20         375,159,403    14.8   73.2%  1.32x
$25,000,000 - $49,999,999           9         320,100,000    12.6   75.7%  1.23x
$50,000,000 - $149,999,999          6         491,086,889    19.4   70.4%  1.33x
$150,000,000 - $263,000,000         3         634,535,262    25.0   67.6%  1.65x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           151      $2,536,516,226   100.0%  71.4%  1.38x
================================================================================
AVERAGE BALANCE PER LOAN: $16,798,121
AVERAGE BALANCE PER PROPERTY: $12,941,409

                             MORTGAGE INTEREST RATES

RANGE OF MORTGAGE INTEREST     NUMBER OF      PRINCIPAL      % OF    WA    WA UW
RATES                            LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
5.3940% - 5.4999%                   2      $  288,061,419    11.4%  58.2%  2.00x
5.5000% - 5.7499%                  10         200,108,768     7.9   72.3%  1.26x
5.7500% - 5.9999%                  53         669,109,178    26.4   71.7%  1.33x
6.0000% - 6.2499%                  60       1,038,987,870    41.0   73.4%  1.31x
6.2500% - 6.4999%                  20         246,950,534     9.7   74.5%  1.29x
6.5000% - 6.8900%                   6          93,298,456     3.7   77.6%  1.23x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           151      $2,536,516,226   100.0%  71.4%  1.38x
================================================================================
WA INTEREST RATE: 5.9901%

                       ORIGINAL TERM TO MATURITY IN MONTHS

RANGE OF ORIGINAL TERMS        NUMBER OF      PRINCIPAL      % OF    WA    WA UW
TO MATURITY                      LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
60 - 72                             9      $   80,992,772     3.2%  72.6%  1.25x
73 - 84                             5          50,795,101     2.0   70.7%  1.38x
85 - 120                          134       2,359,936,731    93.0   71.3%  1.39x
121 - 300                           3          44,791,622     1.8   74.4%  1.22x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           151      $2,536,516,226   100.0%  71.4%  1.38x
================================================================================
WA ORIGINAL LOAN TERM: 120 MONTHS

                            GEOGRAPHIC DISTRIBUTION(1)

                               NUMBER OF      PRINCIPAL      % OF    WA    WA UW
GEOGRAPHIC LOCATION           PROPERTIES      BALANCE        IPB     LTV    DSCR
--------------------------------------------------------------------------------
TEXAS                             32       $  342,514,659    13.5%  73.2%  1.30x
GEORGIA                            7          313,618,000    12.4   79.0%  1.37x
NEW YORK                          13          297,798,843    11.7   66.7%  1.34x
FLORIDA                           10          209,688,770     8.3   68.6%  1.41x
NORTH CAROLINA                    11          172,742,872     6.8   65.0%  1.50x
MARYLAND                          14          167,701,622     6.6   73.9%  1.26x
OTHER                            109        1,032,451,460    40.7   71.1%  1.42x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          196       $2,536,516,226   100.0%  71.4%  1.38x
================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                               NUMBER OF      PRINCIPAL      % OF    WA    WA UW
RANGE OF UW DSCRS                LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
1.06X - 1.19X                      26      $  360,997,328    14.2%  75.2%  1.13x
1.20X - 1.29X                      70         791,539,134    31.2   75.3%  1.23x
1.30X - 1.39X                      21         763,470,406    30.1   74.0%  1.35x
1.40X - 1.49X                      12         263,888,010    10.4   68.3%  1.44x
1.50X - 1.69X                      14          90,985,719     3.6   66.3%  1.62x
1.70X - 1.99X                       7          44,699,210     1.8   46.5%  1.88x
2.00X - 2.20X                       1         220,936,419     8.7   53.2%  2.20x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           151      $2,536,516,226   100.0%  71.4%  1.38x
================================================================================
WA UW DSCR: 1.38X

                   REMAINING TERMS TO MATURITY DATE IN MONTHS

RANGE OF REMAINING TERMS       NUMBER OF      PRINCIPAL      % OF    WA    WA UW
TO MATURITY                      LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
56 - 60                             9      $   80,992,772     3.2%  72.6%  1.25x
61 - 84                             5          50,795,101     2.0   70.7%  1.38x
85 - 120                          134       2,359,936,731    93.0   71.3%  1.39x
121 - 298                           3          44,791,622     1.8   74.4%  1.22x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           151      $2,536,516,226   100.0%  71.4%  1.38x
================================================================================
WA REMAINING TERM: 119

                          PROPERTY TYPE DISTRIBUTION(1)

                                                           NUMBER OF      PRINCIPAL      % OF    WA    WA UW
PROPERTY TYPE                       SUB PROPERTY TYPE     PROPERTIES       BALANCE       IPB     LTV    DSCR
------------------------------------------------------------------------------------------------------------

RETAIL                           Anchored                      58      $  859,559,059    33.9%  67.7%  1.51x
                                 Unanchored                    14          82,829,163     3.3   74.5%  1.36x
                                 Shadow Anchored                3          15,625,000     0.6   71.0%  1.37x
                                 ---------------------------------------------------------------------------
                                    Subtotal:                  75      $  958,013,222    37.8%  68.3%  1.49x
============================================================================================================
OFFICE                           CBD                            7      $  530,575,000    20.9%  75.9%  1.34x
                                 Suburban                      37         294,774,572    11.6   73.1%  1.29x
                                 ---------------------------------------------------------------------------
                                    Subtotal:                  44      $  825,349,572    32.5%  74.9%  1.32x
============================================================================================================
MULTIFAMILY                      Garden                        34      $  266,693,580    10.5%  76.6%  1.24x
                                 Mid/High Rise                  7          48,000,000     1.9   46.6%  1.86x
                                 Student Housing                1           8,000,000     0.3   78.0%  1.15x
                                 ---------------------------------------------------------------------------
                                    Subtotal:                  42      $  322,693,580    12.7%  72.2%  1.33x
============================================================================================================
HOTEL                            Extended Stay                  2      $  154,998,843     6.1%  67.6%  1.31x
                                 Full Service                   1          59,803,450     2.4   71.2%  1.42x
                                 Limited Service                8          41,266,214     1.6   70.7%  1.51x
                                 ---------------------------------------------------------------------------
                                    Subtotal:                  11      $  256,068,508    10.1%  68.9%  1.37x
============================================================================================================
INDUSTRIAL                       Flex                          14      $   96,691,622     3.8%  72.5%  1.25x
                                 Warehouse/Distribution         3          10,533,598     0.4   70.2%  1.24x
                                 ---------------------------------------------------------------------------
                                    Subtotal:                  17      $  107,225,219     4.2%  72.3%  1.25x
============================================================================================================
MIXED USE                        Office/Retail                  3      $   34,210,000     1.3%  78.2%  1.16x
                                 Self Storage/Office            1          16,350,000     0.6   76.9%  1.20x
                                 ---------------------------------------------------------------------------
                                    Subtotal:                   4      $   50,560,000     2.0%  77.8%  1.17x
============================================================================================================
MANUFACTURED HOUSING                                            2      $    9,512,126     0.4%  76.3%  1.22x
------------------------------------------------------------------------------------------------------------
SELF-STORAGE                                                    1      $    7,093,998     0.3%  60.9%  1.20x
------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                       196      $2,536,516,226   100.0%  71.4%  1.38x
============================================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this Term Sheet.

                                     5 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

RANGE OF ORIGINAL              NUMBER OF      PRINCIPAL      % OF    WA    WA UW
AMORTIZATION TERMS               LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
240 - 240                           2      $    7,493,929     0.5%  76.0%  1.67x
241 - 300                           8         190,137,254    12.3   67.0%  1.33x
301 - 360                         116       1,288,546,914    83.1   74.4%  1.24x
361 - 420                           2          65,351,709     4.2   79.3%  1.20x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           128      $1,551,529,807   100.0%  73.7%  1.25x
================================================================================
WA ORIGINAL AMORT TERM: 355 MONTHS

                        LTV RATIOS AS OF THE CUT-OFF DATE

                               NUMBER OF      PRINCIPAL      % OF    WA    WA UW
RANGE OF CUT-OFF LTVS            LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
37.0% - 50.0%                       7      $   43,999,210     1.7%  45.9%  1.88x
50.1% - 60.0%                       7         247,962,795     9.8   53.4%  2.12x
60.1% - 65.0%                      11         181,511,865     7.2   63.6%  1.40x
65.1% - 70.0%                      24         515,509,065    20.3   68.2%  1.30x
70.1% - 75.0%                      35         488,979,422    19.3   72.8%  1.31x
75.1% - 83.0%                      67       1,058,553,868    41.7   78.9%  1.26x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           151      $2,536,516,226   100.0%  71.4%  1.38x
================================================================================
WA CUT-OFF DATE LTV RATIO: 71.4%

                               AMORTIZATION TYPES

                               NUMBER OF      PRINCIPAL      % OF    WA    WA UW
AMORTIZED TYPES                  LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
BALLOON LOANS
PARTIAL INTEREST-ONLY              75      $  943,953,000    37.2%  75.5%  1.21x
BALLOON                            53         607,576,807    24.0   70.9%  1.30x
INTEREST-ONLY                      23         984,986,419    38.8   67.7%  1.60x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           151      $2,536,516,226   100.0%  71.4%  1.38x
================================================================================

                     PARTIAL INTEREST-ONLY PERIODS IN MONTHS

RANGE OF PARTIAL                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
INTEREST-ONLY PERIODS              LOANS        BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
12 -- 12                              3      $ 21,530,000     2.3%  74.6%  1.26x
13 -- 24                             11       122,870,000    13.0   76.8%  1.21x
25 -- 36                             32       272,488,000    28.9   75.7%  1.23x
37 -- 48                              1         7,100,000     0.8   71.7%  1.20x
49 -- 60                             28       519,965,000    55.1   75.2%  1.20x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              75      $943,953,000   100.0%  75.5%  1.21x
================================================================================

                                  LOAN PURPOSE

                               NUMBER OF      PRINCIPAL      % OF    WA    WA UW
LOAN PURPOSE                     LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
ACQUISITION                        53      $1,311,527,996    51.7%  71.5%  1.45x
REFINANCE                          98       1,224,988,230    48.3   71.3%  1.32x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           151      $2,536,516,226   100.0%  71.4%  1.38x
================================================================================

                     REMAINING AMORTIZATION TERM IN MONTHS(1)

RANGE OF REMAINING             NUMBER OF      PRINCIPAL      % OF    WA    WA UW
AMORTIZATION TERMS               LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
235 -- 240                          2      $    7,493,929     0.5%  76.0%  1.67x
241 -- 300                          8         190,137,254    12.3   67.0%  1.33x
301 -- 360                        116       1,288,546,914    83.1   74.4%  1.24x
361 -- 418                          2          65,351,709     4.2   79.3%  1.20x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           128      $1,551,529,807   100.0%  73.7%  1.25x
================================================================================
WA REMAINING AMORT TERM: 354 MONTHS

                          LTV RATIOS AS OF THE MATURITY

                               NUMBER OF      PRINCIPAL      % OF    WA    WA UW
RANGE OF MATURITY LTVS           LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
34.1% - 40.0%                       4      $   41,690,832     1.6%  74.2%  1.25x
40.1% - 50.0%                      13          76,620,305     3.0   52.1%  1.73x
50.1% - 60.0%                      21         525,540,728    20.7   61.1%  1.68x
60.1% - 70.0%                      61         911,796,294    35.9   71.1%  1.30x
70.1% - 80.0%                      52         980,868,068    38.7   78.5%  1.29x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           151      $2,536,516,226   100.0%  71.4%  1.38x
================================================================================
WA LTV RATIO AT MATURITY: 66.0%

                             YEAR BUILT/RENOVATED(2)

RANGE OF YEARS                  NUMBER OF     PRINCIPAL      % OF    WA    WA UW
BUILT/RENOVATED                PROPERTIES      BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
1928 - 1959                         1     $    4,000,000     0.2%  44.9%   1.80x
1960 - 1969                         2          6,450,000     0.3   79.9%   1.34x
1970 - 1979                        10         64,258,856     2.5   72.2%   1.30x
1980 - 1989                        32        259,190,538    10.2   68.2%   1.43x
1990 - 1999                        41        621,898,176    24.5   72.6%   1.51x
2000 - 2006                       110      1,580,718,655    62.3   71.5%   1.33x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           196     $2,536,516,226   100.0%  71.4%   1.38x
================================================================================

                              PREPAYMENT PROTECTION

                               NUMBER OF      PRINCIPAL      % OF    WA    WA UW
PREPAYMENT PROTECTION            LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
DEFEASANCE                        142      $2,453,525,836    96.7%  71.2%  1.39x
YIELD MAINTENANCE                   9          82,990,390     3.3   75.6%  1.33x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           151      $2,536,516,226   100.0%  71.4%  1.38x
================================================================================

(1)  Excludes loans that are interest-only for the entire term.

(2)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                     6 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

                         CUT-OFF DATE PRINCIPAL BALANCE

RANGE OF PRINCIPAL             NUMBER OF      PRINCIPAL      % OF    WA    WA UW
BALANCES                         LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
$999,209 - $2,999,999               7      $   15,894,830     0.7%  70.5%  1.25x
$3,000,000 - $3,999,999            15          51,981,806     2.3   70.4%  1.37x
$4,000,000 - $4,999,999            14          62,424,587     2.8   71.2%  1.29x
$5,000,000 - $6,999,999            16          93,731,007     4.2   68.3%  1.34x
$7,000,000 - $9,999,999            19         160,056,574     7.1   73.3%  1.29x
$10,000,000 - $14,999,999          13         162,341,741     7.2   74.4%  1.25x
$15,000,000 - $24,999,999          17         316,409,403    14.1   72.9%  1.32x
$25,000,000 - $49,999,999           9         320,100,000    14.2   75.7%  1.23x
$50,000,000 - $263,000,000          8       1,065,463,712    47.4   68.2%  1.53x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           118      $2,248,403,660   100.0%  70.9%  1.40x
================================================================================
AVERAGE BALANCE PER LOAN: $19,054,268
AVERAGE BALANCE PER PROPERTY: $14,321,042

                             MORTGAGE INTEREST RATES

RANGE OF MORTGAGE INTEREST     NUMBER OF      PRINCIPAL      % OF    WA    WA UW
RATES                            LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
5.3940% - 5.4999%                   2      $  288,061,419    12.8%  58.2%  2.00x
5.5000% - 5.7499%                   9         186,348,768     8.3   71.6%  1.26x
5.7500% - 5.9999%                  35         543,608,908    24.2   71.6%  1.33x
6.0000% - 6.4999%                  67       1,142,786,109    50.8   73.1%  1.32x
6.5000% - 6.7499%                   4          74,517,961     3.3   77.1%  1.22x
6.7500% - 6.8900%                   1          13,080,496     0.6   82.3%  1.34x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           118      $2,248,403,660   100.0%  70.9%  1.40x
================================================================================
WA INTEREST RATE: 5.9858%

                       ORIGINAL TERM TO MATURITY IN MONTHS

RANGE OF ORIGINAL TERMS TO     NUMBER OF      PRINCIPAL      % OF    WA    WA UW
MATURITY                         LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
60 - 72                             9      $   80,992,772     3.6%  72.6%  1.25x
73 - 84                             4          46,476,245     2.1   69.9%  1.40x
85 - 120                          102       2,076,143,021    92.3   70.8%  1.41x
121 - 300                           3          44,791,622     2.0   74.4%  1.22x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           118      $2,248,403,660   100.0%  70.9%  1.40x
================================================================================
WA ORIGINAL LOAN TERM: 120 MONTHS

                           GEOGRAPHIC DISTRIBUTION(1)

                               NUMBER OF      PRINCIPAL      % OF    WA    WA UW
GEOGRAPHIC LOCATION              LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
GEORGIA                             4      $  288,143,000    12.8%  79.5%  1.38x
NEW YORK                            9         280,798,843    12.5   67.9%  1.31x
TEXAS                              18         213,429,220     9.5   70.5%  1.34x
FLORIDA                            10         209,688,770     9.3   68.6%  1.41x
MARYLAND                           14         167,701,622     7.5   73.9%  1.26x
NORTH CAROLINA                      6         159,662,872     7.1   63.9%  1.51x
NEW JERSEY                          7         131,632,218     5.9   70.0%  1.50x
OTHER                              89         797,347,115    35.5   70.5%  1.44x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           157      $2,248,403,660   100.0%  70.9%  1.40x
================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                               NUMBER OF      PRINCIPAL      % OF    WA    WA UW
RANGE OF UW DSCRs                LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
1.06X - 1.19X                      18      $  287,247,328    12.8%  74.7%  1.13x
1.20X - 1.29X                      59         656,631,568    29.2   74.7%  1.23x
1.30X - 1.39X                      15         714,190,406    31.8   73.9%  1.35x
1.40X - 1.49X                      10         258,213,010    11.5   68.1%  1.44x
1.50X - 1.69X                      11          79,185,719     3.5   67.1%  1.62x
1.70X - 1.99X                       4          31,999,210     1.4   46.6%  1.89x
2.00X - 2.20X                       1         220,936,419     9.8   53.2%  2.20x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           118      $2,248,403,660   100.0%  70.9%  1.40x
================================================================================
WA UW DSCR: 1.40X

                   REMAINING TERMS TO MATURITY DATE IN MONTHS

RANGE OF REMAINING TERMS       NUMBER OF      PRINCIPAL      % OF    WA    WA UW
TO MATURITY                      LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
56 - 60                             9      $   80,992,772     3.6%  72.6%  1.25x
61 - 84                             4          46,476,245     2.1   69.9%  1.40x
85 - 120                          102       2,076,143,021    92.3   70.8%  1.41x
121 - 298                           3          44,791,622     2.0   74.4%  1.22x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           118      $2,248,403,660   100.0%  70.9%  1.40x
================================================================================
WA REMAINING TERM: 119

                          PROPERTY TYPE DISTRIBUTION(1)

                                                           NUMBER OF      PRINCIPAL      % OF    WA    WA UW
PROPERTY TYPE                       SUB PROPERTY TYPE     PROPERTIES       BALANCE       IPB     LTV    DSCR
------------------------------------------------------------------------------------------------------------

OFFICE                           CBD                            7      $  530,575,000    23.6%  75.9%  1.34x
                                 Suburban                      37         294,774,572    13.1   73.1%  1.29x
                                 ---------------------------------------------------------------------------
                                    Subtotal:                  44      $  825,349,572    36.7   74.9%  1.32x
============================================================================================================
RETAIL                           Anchored                      58      $  859,559,059    38.2%  67.7%  1.51x
                                 Unanchored                    14          82,829,163     3.7   74.5%  1.36x
                                 Shadow Anchored                3          15,625,000     0.7   71.0%  1.37x
                                 ---------------------------------------------------------------------------
                                    Subtotal:                  75      $  958,013,222    42.6%  68.3%  1.49x
============================================================================================================
HOTEL                            Extended Stay                  2      $  154,998,843     6.9%  67.6%  1.31x
                                 Full Service                   1          59,803,450     2.7   71.2%  1.42x
                                 Limited Service                8          41,266,214     1.8   70.7%  1.51x
                                 ---------------------------------------------------------------------------
                                    Subtotal:                  11      $  256,068,508    11.4%  68.9%  1.37x
============================================================================================================
INDUSTRIAL                       Flex                          14      $   96,691,622     4.3%  72.5%  1.25x
                                 Warehouse/Distribution         3          10,533,598     0.5   70.2%  1.24x
                                 ---------------------------------------------------------------------------
                                    Subtotal:                  17      $  107,225,219     4.8%  72.3%  1.25x
============================================================================================================
MIXED USE                        Office/Retail                  3      $   34,210,000     1.5%  78.2%  1.16x
                                 Self Storage/Office            1          16,350,000     0.7   76.9%  1.20x
                                 ---------------------------------------------------------------------------
                                    Subtotal:                   4      $   50,560,000     2.2%  77.8%  1.17x
============================================================================================================
MULTIFAMILY                      Mid/High Rise                  3      $   31,000,000     1.4%  46.8%  1.89x
                                 Garden                         2          13,093,140     0.6   70.4%  1.22x
                                 ---------------------------------------------------------------------------
                                    Subtotal:                   5      $   44,093,140     2.0%  53.8%  1.69x
============================================================================================================
SELF-STORAGE                                                    1      $    7,093,998     0.3%  60.9%  1.20x
------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                       157      $2,248,403,660   100.0%  70.9%  1.40x
============================================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this Term Sheet.

                                    7 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

RANGE OF ORIGINAL              NUMBER OF      PRINCIPAL      % OF    WA    WA UW
AMORTIZATION TERMS               LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
240 - 240                           2      $    7,493,929     0.6%  76.0%  1.67x
241 - 300                           8         190,137,254    14.4   67.0%  1.33x
301 - 360                          91       1,121,536,057    85.0   74.1%  1.24x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           101      $1,319,167,241   100.0%  73.1%  1.25x
================================================================================
WA ORIGINAL AMORT TERM: 351 MONTHS

                        LTV RATIOS AS OF THE CUT-OFF DATE

                               NUMBER OF      PRINCIPAL      % OF    WA    WA UW
RANGE OF CUT-OFF LTVs            LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
39.9% - 50.0%                       4      $   31,999,210     1.4%  46.6%  1.89x
50.1% - 60.0%                       6         242,962,795    10.8   53.4%  2.13x
60.1% - 65.0%                      11         181,511,865     8.1   63.6%  1.40x
65.1% - 70.0%                      23         509,309,065    22.7   68.1%  1.30x
70.1% - 75.0%                      26         415,276,152    18.5   72.8%  1.33x
75.1% - 80.0%                      47         854,264,077    38.0   78.9%  1.27x
80.1% - 83.0%                       1          13,080,496     0.6   82.3%  1.34x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           118      $2,248,403,660   100.0%  70.9%  1.40x
================================================================================
WA CUT-OFF DATE LTV RATIO: 70.9%

                               AMORTIZATION TYPES

                               NUMBER OF      PRINCIPAL      % OF    WA    WA UW
AMORTIZED TYPES                  LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
BALLOON LOANS
INTEREST-ONLY                      17      $  929,236,419    41.3%  67.8%  1.61x
PARTIAL INTEREST-ONLY              53         793,813,000    35.3   75.3%  1.21x
BALLOON                            48         525,354,241    23.4   69.7%  1.31x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           118      $2,248,403,660   100.0%  70.9%  1.40x
================================================================================

                     PARTIAL INTEREST-ONLY PERIODS IN MONTHS

RANGE OF PARTIAL                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
INTEREST-ONLY PERIODS              LOANS        BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
12 - 12                               2      $ 16,880,000     2.1%  75.7%  1.27x
13 - 24                               7        97,970,000    12.3   76.5%  1.22x
25 - 36                              22       230,058,000    29.0   75.4%  1.23x
37 - 48                               1         7,100,000     0.9   71.7%  1.20x
49 - 60                              21       441,805,000    55.7   75.0%  1.20x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              53      $793,813,000   100.0%  75.3%  1.21x
================================================================================

                                  LOAN PURPOSE

                               NUMBER OF      PRINCIPAL      % OF    WA    WA UW
LOAN PURPOSE                     LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
ACQUISITION                        41      $1,202,587,996    53.5%  71.2%  1.46x
REFINANCE                          77       1,045,815,664    46.5   70.6%  1.33x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           118      $2,248,403,660   100.0%  70.9%  1.40x
================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

RANGE OF REMAINING             NUMBER OF      PRINCIPAL      % OF    WA    WA UW
AMORTIZATION TERMS               LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
235 - 240                           2      $    7,493,929     0.6%  76.0%  1.67x
241 - 300                           8         190,137,254    14.4   67.0%  1.33x
301 - 360                          91       1,121,536,057    85.0   74.1%  1.24x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           101      $1,319,167,241   100.0%  73.1%  1.25x
================================================================================
WA REMAINING AMORT TERM: 350 MONTHS

                          LTV RATIOS AS OF THE MATURITY

                               NUMBER OF      PRINCIPAL      % OF    WA    WA UW
RANGE OF MATURITY LTVs           LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
34.1% - 40.0%                       3      $   40,690,832     1.8%  75.1%  1.24x
40.1% - 50.0%                      11          65,620,305     2.9   53.3%  1.70x
50.1% - 60.0%                      19         514,340,728    22.9   61.1%  1.69x
60.1% - 70.0%                      49         829,066,023    36.9   70.8%  1.30x
70.1% - 80.0%                      36         798,685,772    35.5   78.5%  1.30x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           118      $2,248,403,660   100.0%  70.9%  1.40x
================================================================================
WA LTV RATIO AT MATURITY: 65.6%

                              YEAR BUILT/RENOVATED(2)

RANGE OF YEARS                 NUMBER OF      PRINCIPAL      % OF    WA    WA UW
BUILT/RENOVATED               PROPERTIES       BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
1928 - 1969                         1      $    4,000,000     0.2%  44.9%  1.80x
1970 - 1979                         8          58,640,000     2.6   71.7%  1.30x
1980 - 1989                        22         199,990,538     8.9   68.9%  1.44x
1990 - 1999                        37         577,353,176    25.7   72.4%  1.53x
2000 - 2006                        89       1,408,419,945    62.6   70.6%  1.35x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           157      $2,248,403,660   100.0%  70.9%  1.40x
================================================================================

                           PREPAYMENT PROTECTION

                              NUMBER OF      PRINCIPAL      % OF    WA    WA UW
PREPAYMENT PROTECTION           LOANS         BALANCE       IPB     LTV    DSCR
-------------------------------------------------------------------------------
DEFEASANCE                       111      $2,172,763,270    96.6%  70.8%  1.40x
YIELD MAINTENANCE                  7          75,640,390     3.4   75.2%  1.33x
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          118      $2,248,403,660   100.0%  70.9%  1.40x
===============================================================================

(1)  Excludes loans that are interest-only for the entire term.

(2)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                    8 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

                         CUT-OFF DATE PRINCIPAL BALANCE

RANGE OF                         NUMBER OF     PRINCIPAL     % OF    WA    WA UW
PRINCIPAL BALANCES                 LOANS        BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
$1,000,000 - $2,999,999              6       $ 10,180,000     3.5%  73.6%  1.43x
$3,000,000 - $3,999,999              4         13,250,000     4.6   78.4%  1.28x
$4,000,000 - $4,999,999              4         17,818,856     6.2   68.8%  1.36x
$5,000,000 - $6,999,999              7         41,845,270    14.5   67.4%  1.43x
$7,000,000 - $9,999,999              2         16,700,000     5.8   74.5%  1.15x
$10,000,000 - $14,999,999            6         69,410,000    24.1   77.8%  1.18x
$15,000,000 - $24,999,999            3         58,750,000    20.4   74.6%  1.31x
$25,000,000 - $60,158,440            1         60,158,439    20.9   79.7%  1.20x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             33       $288,112,566   100.0%  75.1%  1.27x
================================================================================
AVERAGE BALANCE PER LOAN:     $8,730,684
AVERAGE BALANCE PER PROPERTY: $7,387,502

                        RANGE OF MORTGAGE INTEREST RATES

RANGE OF                         NUMBER OF     PRINCIPAL     % OF    WA    WA UW
MORTGAGE INTEREST RATES            LOANS        BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
5.7200% - 5.9999%                   19       $139,260,270    48.3%  73.2%  1.32x
6.0000% - 6.2499%                   11        126,177,295    43.8   76.9%  1.22x
6.2500% - 6.5500%                    3         22,675,000     7.9   77.2%  1.21x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             33       $288,112,566   100.0%  75.1%  1.27x
================================================================================
WA INTEREST RATE: 6.0237%

                       ORIGINAL TERM TO MATURITY IN MONTHS

RANGE OF ORIGINAL TERMS          NUMBER OF     PRINCIPAL     % OF    WA    WA UW
TO MATURITY                        LOANS        BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
84 - 120                             33      $288,112,566   100.0%  75.1%  1.27x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              33      $288,112,566   100.0%  75.1%  1.27x
================================================================================
WA ORIGINAL LOAN TERM: 119 MONTHS

                           GEOGRAPHIC DISTRIBUTION(1)

                                NUMBER OF     PRINCIPAL     % OF    WA    WA UW
GEOGRAPHIC LOCATION            PROPERTIES      BALANCE      IPB     LTV    DSCR
-------------------------------------------------------------------------------
TEXAS                              14       $129,085,439    44.8%  77.7%  1.24x
TENNESSEE                           2         28,000,000     9.7   75.4%  1.19x
ARIZONA                             3         26,193,270     9.1   74.1%  1.19x
GEORGIA                             3         25,475,000     8.8   72.8%  1.33x
NEW YORK                            4         17,000,000     5.9   46.1%  1.81x
OTHER                              13         62,358,856    21.6   79.0%  1.24x
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            39       $288,112,566   100.0%  75.1%  1.27x
===============================================================================

              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
RANGE OF UW DSCRS                  LOANS        BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
1.15X - 1.19X                        8       $ 73,750,000    25.6%  77.1%  1.16x
1.20X - 1.29X                       11        134,907,566    46.8   77.8%  1.21x
1.30X - 1.49X                        8         54,955,000    19.1   75.8%  1.37x
1.50X - 1.69X                        3         11,800,000     4.1   60.9%  1.58x
1.70X - 1.95X                        3         12,700,000     4.4   46.4%  1.85x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             33       $288,112,566   100.0%  75.1%  1.27x
================================================================================
WA UW DSCR: 1.27X

                   REMAINING TERMS TO MATURITY DATE IN MONTHS

RANGE OF REMAINING               NUMBER OF     PRINCIPAL     % OF    WA    WA UW
TERMS TO MATURITY                  LOANS        BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
81 - 120                            33       $288,112,566   100.0%  75.1%  1.27x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             33       $288,112,566   100.0%  75.1%  1.27x
================================================================================
WA REMAINING TERM: 118

                          PROPERTY TYPE DISTRIBUTION(1)

                                                      NUMBER OF     PRINCIPAL     % OF    WA    WA UW
PROPERTY TYPE                    SUB PROPERTY TYPE   PROPERTIES      BALANCE      IPB     LTV    DSCR
-----------------------------------------------------------------------------------------------------

MULTIFAMILY                      Garden                  32       $253,600,439    88.0%  77.0%  1.24x
                                 Mid/High Rise            4         17,000,000     5.9   46.1%  1.81x
                                 Student Housing          1          8,000,000     2.8   78.0%  1.15x
                                 SUBTOTAL                37        278,600,439    96.7   75.1%  1.27x
-----------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                      2          9,512,126     3.3   76.3%  1.22x
-----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  39       $288,112,566   100.0%  75.1%  1.27x
=====================================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this Term Sheet.

                                    9 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

RANGE OF ORIGINAL                NUMBER OF     PRINCIPAL     % OF    WA    WA UW
AMORTIZATION TERMS                 LOANS        BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
360 - 420                            27      $232,362,566   100.0%  77.3%  1.21x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              27      $232,362,566   100.0%  77.3%  1.21x
================================================================================
WA ORIGINAL AMORT TERM: 377 MONTHS

                        LTV RATIOS AS OF THE CUT-OFF DATE

                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
RANGE OF CUT-OFF LTVs              LOANS        BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
37.0% - 50.0%                         3      $ 12,000,000     4.2%  44.1%  1.85x
50.1% - 65.0%                         1         5,000,000     1.7   51.0%  1.72x
65.1% - 75.0%                        10        79,903,270    27.7   72.2%  1.26x
75.1% - 00.0%                        19       191,209,295    66.4   79.0%  1.23x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              33      $288,112,566   100.0%  75.1%  1.27x
================================================================================
WA CUT-OFF DATE LTV RATIO: 75.1%

                               AMORTIZATION TYPES

                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
AMORTIZED TYPES                    LOANS        BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
BALLOON LOANS
   PARTIAL INTEREST-ONLY             22      $150,140,000    52.1%  76.7%  1.21x
   BALLOON                            5        82,222,566    28.5   78.5%  1.23x
   INTEREST-ONLY                      6        55,750,000    19.4   66.0%  1.51x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              33      $288,112,566   100.0%  75.1%  1.27x
================================================================================

                     PARTIAL INTEREST-ONLY PERIODS IN MONTHS

RANGE OF PARTIAL                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
INTEREST-ONLY PERIODS              LOANS        BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
12 - 48                              15      $ 71,980,000    47.9%  77.4%  1.23x
49 - 60                               7        78,160,000    52.1   76.0%  1.19x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              22      $150,140,000   100.0%  76.7%  1.21x
================================================================================

                                  LOAN PURPOSE

                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
LOAN PURPOSE                       LOANS        BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
REFINANCE                            21      $179,172,566    62.2%  75.5%  1.27x
ACQUISITION                          12       108,940,000    37.8   74.6%  1.28x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              33      $288,112,566   100.0%  75.1%  1.27x
================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

RANGE OF REMAINING               NUMBER OF     PRINCIPAL     % OF    WA    WA UW
AMORTIZATION TERMS                 LOANS        BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
357 - 419                            27      $232,362,566   100.0%  77.3%  1.21x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              27      $232,362,566   100.0%  77.3%  1.21x
================================================================================
WA REMAINING AMORT TERM: 376 MONTHS

                        LTV RATIOS AS OF THE MATURITY(2)

                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
RANGE OF MATURITY LTVs             LOANS        BALANCE      IPB    LTV    DSCR
--------------------------------------------------------------------------------
37.0% - 50.0%                         3      $ 12,000,000     4.2%  44.1%  1.85x
50.1% - 60.0%                         2        11,200,000     3.9   61.1%  1.61x
60.1% - 70.0%                        12        82,730,270    28.7   74.1%  1.21x
70.1% - 76.6%                        16       182,182,295    63.2   78.5%  1.24x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              33      $288,112,566   100.0%  75.1%  1.27x
================================================================================
WA LTV RATIO AT MATURITY: 69.5%

                             YEAR BUILT/RENOVATED(3)

RANGE OF YEARS                   NUMBER OF     PRINCIPAL     % OF     WA   WA UW
BUILT/RENOVATED                 PROPERTIES      BALANCE      IPB     LTV   DSCR
--------------------------------------------------------------------------------
1966 - 1969                          2       $  6,450,000     2.2%  79.9%  1.34x
1970 - 1979                          2          5,618,856     2.0   77.5%  1.28x
1980 - 1989                         10         59,200,000    20.5   65.7%  1.40x
1990 - 1999                          4         44,545,000    15.5   75.1%  1.38x
2000 - 2006                         21        172,298,709    59.8   78.1%  1.19x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             39       $288,112,566   100.0%  75.1%  1.27x
================================================================================

                              PREPAYMENT PROTECTION

                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
PREPAYMENT PROTECTION              LOANS        BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
DEFEASANCE                           31      $280,762,566    97.4%  75.0%  1.27x
YIELD MAINTENANCE                     2         7,350,000     2.6   79.9%  1.31x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              33      $288,112,566   100.0%  75.1%  1.27x
================================================================================

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(3)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                    10 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
   TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------

                                                                                                                            SF/
LOAN                                                                         NUMBER OF    LOAN   CUT-OFF DATE     % OF     UNITS/
SELLER(1)                   LOAN NAME                      CITY, STATE      PROPERTIES   GROUP      BALANCE        IPB     ROOMS
----------------------------------------------------------------------------------------------------------------------------------

JPMCB       Bank of America Plaza                      (Atlanta, GA)             1         1     $  263,000,000   10.4%  1,253,499
JPMCB       Centro Heritage Portfolio                  (Various, Various)       14         1     $  220,936,419    8.7%  2,746,128
CIBC        Residence Inn Times Square                 (New York, NY)            1         1     $  150,598,843    5.9%        357
JPMCB       CNL Center I & II                          (Orlando, FL)             2         1     $  138,000,000    5.4%    620,887
JPMCB       Westfield Shoppingtown Independence        (Wilmington, NC)          1         1     $  110,000,000    4.3%    493,432
JPMCB       Three Parkway                              (Philadelphia, PA)        1         1     $   67,125,000    2.6%    561,631
CIBC        CityView Portfolio II                      (Houston, TX)             7         2     $   60,158,439    2.4%      2,226
CIBC        Sheraton at Newark International Airport   (Newark, NJ)              1         1     $   59,803,450    2.4%        504
JPMCB       The Shops at the Galleria                  (Bee Cave, TX)            1         1     $   56,000,000    2.2%    487,067
CIBC        The Towers                                 (Great Neck, NY)          1         1     $   46,500,000    1.8%    160,262
CIBC        Brewer's Hill                              (Baltimore, MD)           3         1     $   40,300,000    1.6%    384,107
JPMCB       Dallas Design Center                       (Dallas, TX)              1         1     $   39,000,000    1.5%    370,577
JPMCB       11 E 44th St                               (New York, NY)            1         1     $   38,500,000    1.5%    135,150
CIBC        Hawaii Kai Shopping Center                 (Honolulu, HI)            1         1     $   33,000,000    1.3%    140,210
CIBC        Magic Valley Mall                          (Twin Falls, ID)          1         1     $   33,000,000    1.3%    368,535

            TOP 5 TOTAL/WEIGHTED AVERAGE                                                         $  882,535,262   34.8%
            TOP 10 TOTAL/WEIGHTED AVERAGE                                                        $1,172,122,152   46.2%
            TOP 15 TOTAL/WEIGHTED AVERAGE                                                        $1,355,922,152   53.5%

            REMAINING   REMAINING                   CUT-OFF
LOAN           TERM      IO TERM    UW IO    UW       LTV       PROPERTY
SELLER(1)    (MONTHS)    (MONTHS)    DSCR   DSCR     RATIO        TYPE
-------------------------------------------------------------------------

JPMCB          119         119      1.38x   1.38x    80.0%       Office
JPMCB          120         120      2.20x   2.20x    53.2%       Retail
CIBC           118         N/A       N/A    1.30x    67.2%       Hotel
JPMCB          120         120      1.38x   1.38x    69.7%       Office
JPMCB          120         120      1.44x   1.44x    64.0%       Retail
JPMCB          120          60      1.63x   1.33x    74.6%       Office
CIBC           117         N/A       N/A    1.20x    79.7%    Multifamily
CIBC           116         N/A       N/A    1.42x    71.2%       Hotel
JPMCB          116          56      1.28x   1.06x    68.7%       Retail
CIBC           120         120      1.20x   1.20x    79.1%       Office
CIBC           116          20      1.39x   1.20x    76.9%      Various
JPMCB          119          59      1.53x   1.27x    78.0%       Retail
JPMCB          119          59      1.25x   1.06x    71.3%       Office
CIBC           298          22      1.40x   1.21x    78.2%       Retail
CIBC           120         N/A       N/A    1.27x    66.0%       Retail

            TOP 5 TOTAL/WEIGHTED AVERAGE    1.58x    67.5%
            TOP 10 TOTAL/WEIGHTED AVERAGE   1.50x    69.2%
            TOP 15 TOTAL/WEIGHTED AVERAGE   1.46x    69.9%

(1)  "JPMCB" = JPMorgan Chase Bank, N.A.; "CIBC" = CIBC Inc

                                    11 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                      LOAN GROUP 1 SHORT TERM LOAN SUMMARY
--------------------------------------------------------------------------------

                                                                                                                     REMAINING
LOAN      LOAN                                                                PROPERTY         CUT-OFF DATE   % OF      TERM
ID NO.   SELLER            LOAN NAME                 CITY, STATE                TYPE              BALANCE      IPB    (MONTHS)
------------------------------------------------------------------------------------------------------------------------------

5-YEAR
23       CIBC     Altamonte Town Center II      Altamonte Springs, FL          Retail           $21,510,000   0.8%       60
36       CIBC     Altamonte Town Center I       Altamonte Springs, FL          Retail           $15,400,000   0.6%       60
44       CIBC     Park City Hampton and         Park City, UT                   Hotel           $13,080,496   0.5%       58
                  Holiday Inns Portfolio
63       CIBC     Dick's Sporting Goods -       Durham, NC                     Retail           $ 9,172,276   0.4%       56
                  Durham
82       JPMCB    Sebastopol Industrial Park    Sebastopol, CA               Industrial         $ 6,500,000   0.3%       60
88       JPMCB    14541 Brookhurst Street       Westminster, CA                Retail           $ 6,120,000   0.2%       60
111      CIBC     CVS Goldenrod                 Orlando, FL                    Retail           $ 4,400,000   0.2%       60
132      CIBC     4 Hartwell Place              Lexington, MA                  Office           $ 3,200,000   0.1%       60
147      CIBC     Alafaya Pointe                Oviedo, FL                     Retail           $ 1,610,000   0.1%       60

7-YEAR
31       JPMCB    Allied Insurance Building     Sacramento, CA                 Office           $17,000,000   0.7%       82
40       CIBC     Torrey Hills Family Medical   San Diego, CA                  Office           $14,326,245   0.6%       82
                  Center
55       CIBC     Linens 'n Things              Newton, MA                     Retail           $10,300,000   0.4%       83
103      CIBC     Towne Center at Sullivan      Forks Township, PA             Retail           $ 4,850,000   0.2%       84
                  Trail
114      CIBC     Landmark Manor MHP            Pevely, MO              Manufactured Housing    $ 4,318,856   0.2%       81

         REMAINING IO
LOAN         TERM       UW IO     UW     CUT-OFF
ID NO.     (MONTHS)      DSCR    DSCR   LTV RATIO
-------------------------------------------------

5-YEAR
23            36        1.44x   1.20x     73.4%
36            36        1.44x   1.20x     69.1%
44             0         N/A    1.34x     82.3%

63             0         N/A    1.17x     74.5%

82            60        1.44x   1.44x     65.0%
88             0         N/A    1.30x     65.1%
111           36        1.45x   1.20x     69.8%
132           60        1.42x   1.42x     72.7%
147           36        1.43x   1.20x     70.0%

7-YEAR
31            82        1.59x   1.59x     65.9%
40             0         N/A    1.22x     64.2%

55            83        1.41x   1.41x     80.0%
103            0         N/A    1.21x     79.5%

114            0         N/A    1.21x     78.8%

--------------------------------------------------------------------------------
                             PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------

LOAN                                           A-NOTE BALANCE AS
ID NO.   LOAN SELLER         LOAN NAME          OF CUT-OFF DATE       TRANSACTION             SERVICER           SPECIAL SERVICER
----------------------------------------------------------------------------------------------------------------------------------

 1          JPMCB      Bank of America Plaza      $263,000,000     JPMCC 2006-CIBC17   Wells Fargo Bank, N.A.   LNR Partners, Inc.
                                                  $100,000,000            TBD                    TBD                    TBD

                                    12 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    13 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

                   [2 PHOTOS OF BANK OF AMERICA PLAZA OMITTED]

                                    14 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):       $263,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $263,000,000
% OF POOL BY IPB:                    10.4%
LOAN SELLER:                         JPMorgan Chase Bank, N.A
BORROWER:                            BF ATL, LLC, BF ATL II, LLC,
                                     BF ATL III, LLC, BF ATL IV, LLC, BF
                                     ATL V, LLC
SPONSOR:                             Bentley Forbes Holdings, LLC
ORIGINATION DATE:                    09/28/06
INTEREST RATE:                       6.12640%
INTEREST-ONLY PERIOD:                120 months
MATURITY DATE:                       10/01/16
AMORTIZATION TYPE:                   Interest-only
ORIGINAL AMORTIZATION:               N/A
REMAINING AMORTIZATION:              N/A
CALL PROTECTION:                     L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Cash Management Agreement
ADDITIONAL DEBT:                     $54,170,915
ADDITIONAL DEBT TYPE:                Pari Passu Loan and Mezzanine Loan
LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL      MONTHLY
                                     -----------------------
TAXES:                                  $834,730    $417,365
INSURANCE:                                    $0          $0
CAPEX:                                        $0      $9,900
TI/LC(3):                             $5,379,550          $0
OTHER(4):                            $14,200,000   Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Office -- CBD
SQUARE FOOTAGE:                      1,253,499
LOCATION:                            Atlanta, GA
YEAR BUILT/RENOVATED:                1992
OCCUPANCY:                           99.8%
OCCUPANCY DATE:                      09/25/06
NUMBER OF TENANTS:                   28
HISTORICAL NOI:
   2004:                             $30,990,606
   2005:                             $30,176,448
UW REVENUES:                         $45,803,427
UW EXPENSES:                         $13,317,545
UW NOI(2):                           $32,485,882
UW NET CASH FLOW:                    $31,004,686
APPRAISED VALUE:                     $454,000,000
APPRAISAL DATE:                      07/28/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $290
CUT-OFF DATE LTV:                    80.0%
MATURITY DATE LTV:                   80.0%
UW IO DSCR:                          1.38x
UW DSCR:                             1.38x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                            RATINGS                                                LEASE EXPIRATION
TENANT NAME                            MOODY'S/ FITCH(5)  SQUARE FEET   % OF GLA   BASE RENT PSF         YEAR
-------------------------------------------------------------------------------------------------------------------

BANK OF AMERICA(6,7)                        Aa2/AA-         375,283       29.9%       $24.68             2012
TROUTMAN SANDERS LLP                                        284,402       22.7%       $17.00             2020
ERNST & YOUNG U.S. LLP                                      209,621       16.7%       $25.04             2007
PAUL, HASTINGS, JANOFSKY & WALKER LLP                       122,384        9.8%       $17.26             2012
HUNTON & WILLIAMS                                           113,014        9.0%       $16.44             2009
BOSTON CONSUTING GROUP                                       39,994        3.2%       $23.76             2009
OGLETREE, DEAKINS, NASH, SMOAK &
  STEWART                                                    34,002        2.7%       $17.38             2009

(1)  The total financing amount of $363.0 million is being provided to the borrower for the acquisition of the Bank of America Plaza. The $363.0 million mortgage loan has been split into two pari passu notes (a $263.0 million A-1 Note included in the Trust, and a $100.0 million A-2 Note to be included in a future securitization).

(2)  The NOI increase from 2005 to underwritten is primarily due to the incorporation of rent increases taking place through March 2007 with respect to the Bank of America and Troutman Sanders LLP leases. These rent increases total approximately $2,200,000.

(3)  At closing the borrower deposited with the lender the cash sum of
     $5,379,550 to cover TI/LC reserves representing approximately $2.9 million of tenant improvements and $2,446,919 million of leasing commissions.

(4)  At closing the borrower deposited with the lender the cash sum of
     $14,200,000 of Rollover Reserve Funds. The Rollover Reserve Funds shall be used for TI/LC's, and may be disbursed to the borrower upon the occurrence of any of the following events; (i) the DSCR for the property is greater than 1.10x on a 30 year amortizing basis and (ii) the combined DSCR for the property is greater than 1.05x on a IO basis. If at any time during the life of the loan the Rollover Reserve Fund falls below $5,000,000 the borrower shall make a monthly deposit of $83,333.00 until such time the
     Rollover Reserve Fund balance equals or exceeds $12,000,000. Subject to certain terms and conditions at such time that the DSCR of the loan on an amortizing basis is greater than 1.10x no further deposits shall be required.

(5)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(6)  Bank of America is currently subletting approximately 197,370 square feet of its space to five tenants (Troutman Sanders LLP, Love & Willingham,
     Paul, Hastings, Janofsky & Walker LLP, Hunton & Williams, and Ogletree,
     Deakins, Nash, Smoak & Stewart). Additionally Ernst & Young U.S. LLP, and
     Boston Consulting Group are subletting 11,646, and 5,345 square feet, respectively, to two tenants (Martin Becker and Troutman Sanders LLP).

(7)  Bank of America's rent per square foot will increase to $28.13 beginning
     March 1, 2007.

                                    15 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                             BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Bank of America Plaza loan is secured by a first mortgage fee interest in a Class A office complex comprising approximately 1,253,499 square feet located in Atlanta, Georgia.

The total financing amount of $363,000,000 is bifurcated into two pari-passu notes, a $263,000,000 A-1 note included in the Trust, and a $100,000,000 A-2 note to be included in a future securitization.

THE BORROWER. The borrowers are BF ATL, LLC, BF ATL II, LLC, BF ATL III, LLC, BF
ATL IV, LLC, and BF ATL V, LLC as tenants in common, which are indirectly owned by Bentley Forbes Holdings, LLC ("Bentley Forbes"). Bentley Forbes is a
privately owned commercial real estate investment company founded in 1993 by the
Wehba family. The company has been involved in the acquisition, development and ownership of commercial real estate properties for over 20 years. Currently the company owns a commercial real estate portfolio with over 15 million square feet of office, retail and industrial properties and an estimated market value exceeding $1.5 billion.

THE PROPERTY. Bank of America Plaza is a 55-story Class A central business district ("CBD") office complex, containing approximately 1,253,499 square feet, which was developed in 1992 through a joint venture between Cousins Properties,
LP and Sovereign Bank. The property is situated on a 3.61 acre parcel on the corner of North Avenue and Peachtree Street in midtown Atlanta, within close proximity to Atlanta's downtown area and Interstates 75 and 85. The 55-story tower is one of the ten tallest office buildings in the United States and the twentieth tallest office building in the world. The building is distinguished by its lighted, open-grid, stepped-pyramid roof, red granite exterior support columns, and rows of bronze tinted windows. Attached to the tower is a two-story wing that houses a coffee/sundry shop, cafeteria, health club, hair salon and conference facilities. Bank of America Plaza is currently 99.8% occupied by 28 tenants. The historical occupancy from 2001 to 2004 was 100%, and 98.5% in 2005.
The average effective annual rents per square foot for 2003, 2004 and 2005 were
$24.20, $22.89 and $22.18, respectively. Bank of America Plaza features access to 1,416 parking spaces.

SIGNIFICANT TENANTS.

The Bank of America Corporation ("Bank of America") (NYSE: BAC), headquartered in Charlotte, North Carolina, is the second-largest bank in the United States with approximately $1.3 trillion in assets and more than 5,800 locations covering over 30 states. As of December 2005, Bank of America's annual revenue and net income were approximately $85,064 million and $16,465 million, respectively, representing one-year increases of approximately 30.0% and 16.4%, respectively. Currently, Bank of America leases 375,283 square feet, or approximately 30.0% of the property's net rentable area ("NRA"). Bank of
America's lease expires in May of 2012 with three 10-year renewal options.

Troutman Sanders LLP ("Troutman") is an Atlanta-based, international law firm that was founded in 1897 and currently employs over 600 attorneys serving clients throughout the United States and internationally. The firm occupies
284,402 square feet, or approximately 23.0% of the property's NRA. Troutman's lease expires in May of 2020 with two 2-year renewal options and two 5-year renewal options.

Ernst & Young U.S. LLP ("E&Y"), headquartered in New York, employs approximately
114,000 accounting professionals worldwide and provides services from offices in
700 cities located in 140 countries. As of June 2005, reported revenues were
$16,902 million, representing a one-year increase of 16.2%. E&Y currently occupies 209,621 square feet, or approximately 17% of the property's NRA. E&Y's lease expires in April of 2007 with two 5-year renewal options.

Paul, Hastings, Janofsky & Walker LLP ("Paul Hastings") was founded in 1951 and specializes in employment law. With more than 1,000 attorneys, nine offices in the United States and eight offices in Europe and Asia, the firm offers expertise in business law, litigation, tax and real estate. Paul Hastings currently occupies 122,384 square feet, or approximately 10% of the property's
NRA. Paul Hastings' lease expires on October 31, 2012.

THE MARKET(1). The Bank of America Plaza is located in the Midtown Atlanta submarket within the Atlanta metropolitan statistical area ("MSA"). Class A vacancy rates in the Atlanta MSA were 19.5% in the second quarter of 2006, representing a one-year increase from 19.2%. However, the Midtown Atlanta submarket has outperformed the Atlanta MSA, as vacancy rates have decreased to
17.2% in the second quarter of 2006, down from 18.2% reported in the first quarter of 2006. Net absorption within the Class A sector totaled 429,601 square feet for the second quarter of 2006 and quoted rental rates for available space averaged $21.37 per square foot, up from $20.83 per square foot in the second quarter of 2005. Quoted rental rates for available space within the Midtown
Atlanta submarket averaged $21.70 per square foot in the second quarter of 2006.
The Midtown submarket consists of 9.99 million square feet of existing Class A office space with approximately 670,000 square feet under construction. The seasonally adjusted unemployment rate for the Atlanta MSA was 5.3% in the first quarter of 2006, representing a one year increase of 0.3%.

PROPERTY MANAGEMENT. The property has been managed by Cousins Property Services,
LP ("Cousins") since 1992. Cousins (NYSE: CUZ) was founded in 1958 and currently maintains over 7.5 million square feet of commercial office space.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Bank of America Plaza appraisal dated 07/28/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    16 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                             BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF     SQUARE      % OF                   % OF BASE    CUMULATIVE   CUMULATIVE    CUMULATIVE    CUMULATIVE %
               LEASES       FEET        GLA       BASE RENT      RENT     SQUARE FEET    % OF GLA     BASE RENT     OF BASE RENT
   YEAR       EXPIRING    EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP          2,899       0.2%        NAP          NAP           2,899       0.2%             NAP          NAP
2006 & MTM        5          2,358       0.2             $0       0.0%          5,257       0.4%              $0         0.0%
2007             19        248,262      19.8      6,253,637      22.6         253,519      20.2%      $6,253,637        22.6%
2008              1              0       0.0              0       0.0         253,519      20.2%      $6,253,637        22.6%
2009             12        189,641      15.1      3,448,020      12.4         443,160      35.4%      $9,701,657        35.0%
2010              2              0       0.0              0       0.0         443,160      35.4%      $9,701,657        35.0%
2011              2              0       0.0              0       0.0         443,160      35.4%      $9,701,657        35.0%
2012             29        525,937      42.0     13,158,962      47.5         969,097      77.3%     $22,860,619        82.5%
2013              0              0       0.0              0       0.0         969,097      77.3%     $22,860,619        82.5%
2014              0              0       0.0              0       0.0         969,097      77.3%     $22,860,619        82.5%
2015              0              0       0.0              0       0.0         969,097      77.3%     $22,860,619        82.5%
2016              0              0       0.0              0       0.0         969,097      77.3%     $22,860,619        82.5%
AFTER            14        284,402      22.7      4,834,834      17.5       1,253,499     100.0%     $27,695,453       100.0%
--------------------------------------------------------------------------------------------------------------------------------
                 84      1,253,499     100.0%   $27,695,453     100.0%
================================================================================================================================

                                    17 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                             BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF BANK OF AMERICA PLAZA OMITTED]

                                    18 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

             [STACKING PLAN GRAPH OF BANK OF AMERICA PLAZA OMITTED]

                                    19 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

                   [1 PHOTO OF BANK OF AMERICA PLAZA OMITTED]

                                    20 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    21 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           CENTRO HERITAGE PORTFOLIO
--------------------------------------------------------------------------------

                 [4 PHOTOS OF CENTRO HERITAGE PORTFOLIO OMITTED]

                                    22 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           CENTRO HERITAGE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $220,936,419
CUT-OFF DATE PRINCIPAL BALANCE:   $220,936,419
SHADOW RATING (MOODY'S/FITCH):    BBB-/ Baa3
% OF POOL BY IPB:                 8.7%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Centro Bradley SPE 1 LLC et al.
SPONSOR:                          Centro Watt America REIT 16A, Inc.
ORIGINATION DATE:                 10/05/06
INTEREST RATE:                    5.39400%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    11/01/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:(1,2)        Permitted Mezzanine Loan and
                                  Permitted Secured Debt
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                 INITIAL MONTHLY
                                  ---------------
TAXES:(3)                           $0 Springing
INSURANCE:(3)                       $0 Springing
CAPEX:(4)                           $0 Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE:                   2,746,128
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        96.3%
OCCUPANCY DATE:                   08/01/06
NUMBER OF TENANTS:                343
HISTORICAL NOI:
   2004:                          $24,269,926
   2005:                          $27,364,061
   TTM AS OF 06/30/06:            $28,548,351
UW REVENUES:                      $41,456,912
UW EXPENSES:                      $12,128,605
UW NOI:                           $29,328,307
UW NET CASH FLOW:                 $26,572,441
APPRAISED VALUE:                  $415,000,000
APPRAISAL DATE:                   Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $80
CUT-OFF DATE LTV:                 53.2%
MATURITY DATE LTV:                53.2%
UW IO DSCR:                       2.20x
UW DSCR:                          2.20x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                      RATINGS                     % OF     BASE RENT                     LEASE
TENANT NAME                       MOODY'S/FITCH(5)   TOTAL SF   TOTAL SF      PSF      SALES PSF   EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------

HOME DEPOT                             Aa3/AA         113,918      4.1%      $14.50        N/A           2020
KROGER (2 LOCATIONS)                  Baa2/BBB        105,810      3.9%      $ 5.91     $384.38      2008 -- 2015
MARSHALLS (3 LOCATIONS)                                87,567      3.2%      $10.25     $225.26      2008 -- 2011
PICK N SAVE                                            85,475      3.1%      $ 3.16     $595.47          2013
HEB GROCERY                                            83,652      3.0%      $15.18     $627.00          2016
BEST BUY (2 LOCATIONS)                  BBB+           76,325      2.8%      $ 5.98        N/A       2014 -- 2022
BED BATH & BEYOND (3 LOCATIONS)                        70,164      2.6%      $12.12        N/A       2012 -- 2016
DICK'S SPORTING GOODS                                  45,000      1.6%      $11.25        N/A           2016

(1)  Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the loan-to-value ratio ("LTV") for the properties subject to the mortgage must not exceed 53.2%, (ii) the debt service coverage ratio ("DSCR") for the properties subject to the mortgage shall be equal to or greater than 2.23x and (iii) the permitted mezzanine loan must be issued by an approved institutional lender.

(2)  Future secured debt is permitted on a one time basis in the form of a pari passu loan subject to certain conditions including, but not limited to: (i)
     the LTV for the properties subject to the mortgage does not exceed 53.2%,
     (ii) the DSCR for the properties subject to the mortgage shall be greater than or equal to 2.23x, (iii) the borrower shall have provided the lender with confirmation from the Rating Agencies that the proposed issuance of additional debt will not result in a re-qualification, reduction, or withdrawal of the then current ratings assigned to the certificates, (iv)
     the term of the additional debt must be coterminous with the loan, and (v)
     the additional secured debt must be issued by an approved lender.

(3)  Upon the occurrence and during the continuance of an event of default, the borrower shall pay 1/12th of the taxes and insurance premiums that the lender estimates will be payable within the following 12 month period.

(4)  Upon the occurrence of and during the continuance of an event of default, the borrower shall pay the lender the sum of $58,738.75 on each payment date as replacement reserves for improvements and repairs to the properties.

(5)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    23 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           CENTRO HERITAGE PORTFOLIO
--------------------------------------------------------------------------------

                                PROPERTY SUMMARY

                                               YEAR BUILT/
                                                  YEAR        SQUARE   OCCUPANCY           LEAD TENANT         % OF     ALLOCATED
PROPERTY NAME                   LOCATION       RENOVATED       FEET        %               (SALES PSF)          GLA    LOAN AMOUNT
----------------------------------------------------------------------------------------------------------------------------------

COMMONS OF CHICAGO RIDGE  Chicago Ridge, IL     1992/1999     324,530    100.0%   Home Depot (N/A)             35.1%  $ 25,720,000
MEQUON PAVILLIONS         Mequon, WI            1967/1990     213,436     93.3%   Sendik's Food Market ($173)  21.4%    23,860,000
OLD BRIDGE GATEWAY        Old Bridge, NJ        1956/1995     235,995     94.2%   Bayshore Fitness (N/A)       16.5%    24,490,000
FRANKLIN SQUARE           Gastonia, NC            1989        318,435     96.7%   Best Buy (N/A)               14.7%    23,430,000
ROYAL OAKS VILLAGE        Houston, TX           2001/2002     145,286     97.1%   HEB Grocery ($627)           57.6%    22,630,000
WILLIAMSON SQUARE         Franklin, TN          1988/1993     330,226     99.6%   Kroger ($356)                19.4%    17,440,000
HUB WEST/RICHFIELD HUB    Richfield, MN         1952/1992     214,855     98.4%   Rainbow Foods ($499)         24.3%    16,320,000
SHOPPERS HAVEN SHOPPING
  CENTER                  Pompano Beach, FL     1959/1998     206,942     97.8%   Winn Dixie Store ($257)      25.4%    14,960,000
HERITAGE SQUARE           Naperville, IL          1992        210,753     77.4%   Carson Furniture ($180)      29.4%    16,770,000
SPRING MALL               Greenfield, WI        1967/2002     188,861    100.0%   Pick N Save ($595)           45.2%    11,880,000
APPLE GLEN CROSSING       Fort Wayne, IN        2000/2002     150,446     98.5%   Dick's Sporting Goods (N/A)  29.9%    13,100,000
WHITE BEAR HILLS          White Bear Lake, MN   1990/1996      73,095    100.0%   Festival Foods ($602)        62.5%     4,567,419
MAPLEWOOD SQUARE          Maplewood, MO           1998         71,590    100.0%   Shop 'N Save ($214)          80.4%     3,730,000
BARTONVILLE SQUARE        Bartonville, IL         1972         61,678    100.0%   Kroger ($428)                67.8%     2,030,000
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                     2,746,128     96.3%                                       $220,936,419
==================================================================================================================================

                                    24 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            CENTRO HERITAGE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Centro Heritage Portfolio I mortgage loan is secured by a first lien mortgage in a fee interest in 14 anchored retail centers consisting of approximately 2,746,128 square feet located in Illinois, Wisconsin, New Jersey,
North Carolina, Texas, Tennessee, Minnesota, Florida, Indiana, and Missouri.

THE BORROWER. The borrowing entities are Centro Heritage SPE 1 LLC, Centro
Bradley SPE 1 LLC, Centro Heritage Royal Oaks L.P., Centro Bradley Heritage
Square LLC, Heritage Old Bridge LLC, Bradley Spring Mall Limited Partnership,
and Williamson Square Associates Limited Partnership, each a single purpose entity. The ultimate sponsor for the Centro Heritage I Portfolio is Centro
Properties Group ("Centro"), an Australian retail property investment, development and funds management services organization. Centro is one of the largest ASX-listed property groups in Australia with a total market capitalization of $3.95 billion and ownership interests in over $4.3 billion of property. Centro's property and funds management business has over $2.0 billion of external assets under management and Centro has an interest in 136 retail properties in Australia and the United States.

THE PROPERTIES. The Centro Heritage Portfolio I consists of 14 retail centers totaling approximately 2,746,128 square feet located in Illinois, Wisconsin, New
Jersey, North Carolina, Texas, Tennessee, Minnesota, Florida, Indiana, and
Missouri. The retail centers were built between 1952 and 2001, and all properties constructed prior to 1988, with the exception of Bartonville Square, have been renovated within the last 15 years. The portfolio is approximately
96.3% leased to 343 local regional and national tenants, including anchor tenants such as Home Depot, Kroger, Marshalls, Pick N Save, HEB Grocery, Best
Buy, Bed Bath & Beyond, and Dick's Sporting Goods. These anchor tenants occupy approximately 667,893 square feet or 24.3% of the portfolio's rentable area.

Seven of the properties are anchored by regional and national grocery store chains and serve a local demographic with trade areas ranging from 1 to 10 miles. The remaining seven properties are anchored by regional and national retailers; some centers are considered power centers and others are strip centers. These properties enjoy wider trade areas between 3 and 10 miles.

RELEASE. Provided that no event of default exists, individual Centro Heritage
Portfolio I properties may be released from the lien of the mortgage subject to the satisfaction of certain conditions, including, but not limited to: (i) the principal balance of the defeased note must equal or exceed 110% of the allocated loan amount of the individual property to be released, and (ii) the debt service coverage ratio ("DSCR") as of the date immediately subsequent to the release of the individual property for the individual properties then remaining subject to the lien of the mortgage must be equal to or greater than the greater of a) 2.23x or b) the DSCR for the remaining individual properties
(including the individual property to be released) as of the date immediately preceding the release of the individual property.

SUBSTITUTION. The borrower is permitted to substitute individual Centro Heritage
Portfolio I properties (no more than 3 per year) as collateral during the term of the loan subject to certain conditions including, but not limited to; (i) the aggregate appraised value of all of the substituted properties must not exceed thirty five percent (35%) of the value of the original properties based on third party appraisals; and (ii) the fair market value of the substitute property must not be less than 100% of the greater of (a) the fair market value of the substituted property as of the origination date, or (b) the fair market value of the substituted property as of the date of substitution.

THE MARKETS(1). The Centro Heritage Portfolio I contains 14 individual properties located within eleven regional markets. 3 properties are located within the Chicago regional retail market, and 2 properties are located within the St. Paul, MN retail market. The remaining properties are located within nine markets in nine separate states. Each property and its respective market are summarized in the following table.

PROPERTY MANAGEMENT. The properties comprising Centro Heritage Portfolio I are managed by Centro Watt Management Joint Venture 2, LP.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Commons of Chicago Ridge, Mequon
     Pavilions, Old Bridge Gateway, Franklin Square, Royal Oaks Village,
     Williamson Square, Hub West /Richfield Hub, Shoppers Haven Shopping Center,
     Heritage Square, Spring Mall, Apple Glen Crossing, White Bear Hills,
     Maplewood Square, and Bartonville Square appraisals dated between 07/31/06 and 09/01/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    25 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           CENTRO HERITAGE PORTFOLIO
--------------------------------------------------------------------------------

                                 MARKET SUMMARY

                                                                                                              2006 AVERAGE
                                                                                          2006 POPULATION   HOUSEHOLD INCOME
                                                        OCCUPANCY          RENT/PSF      ----------------  ------------------
                                                     ----------------  ----------------   3-MILE   5-MILE   3-MILE    5-MILE
PROPERTY NAME                        LOCATION        PROPERTY  MARKET  PROPERTY  MARKET   RADIUS   RADIUS   RADIUS    RADIUS
-----------------------------------------------------------------------------------------------------------------------------

COMMONS OF CHICAGO RIDGE        Chicago Ridge, IL     100.0%    92.8%   $11.87   $14.33  144,494  324,662  $ 66,330  $ 68,413
MEQUON PAVILIONS                Mequon, WI             93.3%    87.5%   $13.77   $14.92   23,555   56,656  $134,968  $107,595
OLD BRIDGE GATEWAY              Old Bridge, NJ         94.2%    86.9%   $13.48   $19.99   66,751  179,148  $ 77,070  $ 82,189
FRANKLIN SQUARE                 Gastonia, NC           96.7%    87.4%   $ 9.43   $11.30   40,754   91,445  $ 56,439  $ 55,126
ROYAL OAKS VILLAGE              Houston, TX            97.1%    85.6%   $19.19   $18.75  179,429  424,508  $ 68,962  $ 66,334
WILLIAMSON SQUARE               Franklin, TN           99.6%    97.0%   $ 8.07   $18.56   38,451   68,048  $ 92,081  $ 96,400
HUB WEST/ RICHFIELD HUB         Richfield, MN          98.4%    94.7%   $11.31   $26.62  115,041  293,712  $ 74,995  $ 73,975
SHOPPERS HAVEN SHOPPING CENTER  Pompano Beach, FL      97.8%    94.9%   $10.71   $15.16  102,375  209,605  $ 58,364  $ 65,009
HERITAGE SQUARE                 Naperville, IL         77.4%    92.1%   $10.49   $14.66   83,572  235,780  $ 99,650  $101,460
SPRING MALL                     Greenfield, WI        100.0%    88.5%   $ 8.23   $13.00  118,445  315,257  $ 58,849  $ 59,612
                                                                                 $5.50-
APPLE GLEN CROSSING             Fort Wayne, IN         98.5%    95.0%   $12.61   $32.00   39,702  131,601  $ 51,593  $ 52,613
WHITE BEAR HILLS                White Bear Lake, MN   100.0%    94.2%   $ 8.97   $19.47   51,731  118,394  $ 77,905  $ 80,140
MAPLEWOOD SQUARE                Maplewood, MO         100.0%    92.7%   $ 7.61   $17.70  135,577  392,048  $ 70,144  $ 62,977
                                                                                 $6.00-
BARTONVILLE SQUARE              Bartonville, IL       100.0%    94.4%   $ 4.88   $30.00   19,448   66,215  $ 51,066  $ 48,582

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                          % OF BASE   CUMULATIVE  CUMULATIVE %   CUMULATIVE   CUMULATIVE %
              LEASES       FEET    % OF GLA   BASE RENT     RENT     SQUARE FEET     OF GLA      BASE RENT   OF BASE RENT
    YEAR      EXPIRING   EXPIRING  EXPIRING   EXPIRING     EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING
-------------------------------------------------------------------------------------------------------------------------

 VACANT         NAP       101,782     3.7%        NAP        NAP        101,782        3.7%         NAP           NAP
 2006 & MTM      28        55,531     2.0       $730,631      2.4%      157,313        5.7%        $730,631        2.4%
 2007            56       179,723     6.5      2,633,031      8.7       337,036       12.3%      $3,363,662       11.1%
 2008            56       282,453    10.3      3,480,668     11.5       619,489       22.6%      $6,844,330       22.6%
 2009            51       263,021     9.6      3,380,915     11.2       882,510       32.1%     $10,225,245       33.8%
 2010            44       217,696     7.9      2,908,247      9.6     1,100,206       40.1%     $13,133,493       43.4%
 2011            36       327,077    11.9      3,527,218     11.7     1,427,283       52.0%     $16,660,711       55.1%
 2012            21       174,637     6.4      2,350,944      7.8     1,601,920       58.3%     $19,011,654       62.9%
 2013            10       158,115     5.8      1,169,341      3.9     1,760,035       64.1%     $20,180,996       66.8%
 2014             7        87,441     3.2        792,121      2.6     1,847,476       67.3%     $20,973,116       69.4%
 2015             4       111,560     4.1        764,414      2.5     1,959,036       71.3%     $21,737,530       71.9%
 2016            15       312,299    11.4      3,531,353     11.7     2,271,335       82.7%     $25,268,884       83.6%
 AFTER           18       474,793    17.3      4,964,192     16.4     2,746,128      100.0%     $30,233,076      100.0%
-------------------------------------------------------------------------------------------------------------------------
                346     2,746,128   100.0%   $30,233,076    100.0%
=========================================================================================================================

                                    26 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           CENTRO HERITAGE PORTFOLIO
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATION OF CENTRO HERITAGE PORTFOLIO OMITTED]

                                    27 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           CENTRO HERITAGE PORTFOLIO
--------------------------------------------------------------------------------

                 [SITE PLAN OF COMMONS OF CHICAGO RIDGE OMITTED]

                    [SITE PLAN OF MEQUON PAVILLIONS OMITTED]

                                    28 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           CENTRO HERITAGE PORTFOLIO
--------------------------------------------------------------------------------

            [SITE PLAN OF OLD BRIDGE GATEWAY SHOPPING CENTER OMITTED]

                     [SITE PLAN OF FRANKLIN SQUARE OMITTED]

                                    29 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           RESIDENCE INN TIMES SQUARE
--------------------------------------------------------------------------------

                [4 PHOTOS OF RESIDENCE INN TIMES SQUARE OMITTED]

                                    30 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

                           RESIDENCE INN TIMES SQUARE

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $151,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $150,598,843
% OF POOL BY IPB:                 5.9%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         MG Hotel SPE LLC
SPONSOR:                          Granite Companies LLC
ORIGINATION DATE:                 08/25/06
INTEREST RATE:                    6.15000%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    09/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            300 months
REMAINING AMORTIZATION:           298 months
CALL PROTECTION:                  L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                 INITIAL   MONTHLY
                                  -----------------
TAXES:                               $0        $0
INSURANCE:                           $0        $0
CAPEX:                               $0        $0
FF&E(2):                             $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Hotel -- Extended Stay
ROOMS:                            357
LOCATION:                         New York, NY
YEAR BUILT/RENOVATED:             2005
OCCUPANCY(1):                     88.6%
OCCUPANCY DATE(1):                09/30/06
UW REVENUES:                      $35,135,121
UW EXPENSES:                      $18,913,045
UW NOI:                           $16,222,076
UW NET CASH FLOW:                 $15,343,698
APPRAISED VALUE:                  $224,000,000
APPRAISAL DATE:                   09/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:           $421,845
CUT-OFF DATE LTV:                 67.2%
MATURITY DATE LTV:                52.5%
UW IO DSCR:                       N/A
UW DSCR:                          1.30x
--------------------------------------------------------------------------------

(1)  Occupancy represents the property's average occupancy over the trailing three month period ending on the Occupancy Date.

(2)  A monthly FF&E reserve will be collected at a rate equal to 1/12th of 4.0%
     of the previous calendar year revenues, which is currently held by the management company and will be assigned to the lender in an event of default.

                                    31 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           RESIDENCE INN TIMES SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Residence Inn Times Square loan is secured by a first mortgage interest in a 357-room extended stay hotel located in New York, NY.

THE BORROWER. The borrower, MG Hotel SPE LLC, is a single asset entity that is
100% owned by MG Hotel LLC, which is in turn owned by Harry Gross through
Granite Companies LLC (99%) and MG Hotel Management Corporation (1%), the
managing member. Granite Companies LLC is the loan sponsor and guarantor under the non-recourse carveouts. Harry Gross has over 28 years of commercial real estate experience and currently owns and operates 4 Marriott franchise hotels for a total of 1,216 rooms (including the property) in New York and
Pennsylvania.

THE PROPERTY(1). The property is a 357-room extended stay hotel situated on a
0.01-acre land parcel located along the Avenue of the Americas (6th Avenue)
between 38th and 39th Street in New York, NY. The property is part of a 45-story building with the hotel portion situated on the bottom 34 floors. 93 residential condominium units are situated on floors 34-45. In addition, there is a parking garage and three commercial spaces on the ground floor, which along with the residential condominium units are not part of the collateral for the loan. The property offers amenities such as 3,200 square feet of meeting room space, a breakfast room, a full service bar and lounge, guest laundry facilities and an exercise room. The property's unit mix includes 340 studios (233 with king size beds and 117 with 2 double beds), 4 one-bedroom suites and 3 two-bedroom suites.
Further, 15 of the suites are handicapped accessible. All studios and suites feature a kitchenette that includes a sink, a refrigerator, a microwave and stone countertops.

The subject building (including the hotel and condominium units) was built by
Harry Gross in 2005 at a cost of approximately $160.1 million. The allocated construction cost for the hotel portion is a conservative $108.9 million based on the fact that the hotel comprises 68% of the total building gross leasable area.

Between January and September of 2006 the occupancy and ADR improved from 58.8%
to 86.1% and $208.21 to $301.52, respectively, resulting in a 112.0% increase in
RevPar. Based on the T-3 ending 9/30/06, the property achieved an occupancy, ADR and RevPar penetration of 97.1%, 101.4% and 98.4% respectively. The property's market demand is segmented into commercial (45%), leisure (37%), and meeting and group (18%).

THE MARKET(1,2). The subject property is located in the Garment District in New
York City, New York. The Garment District is defined as the area west of Fifth
Avenue between 30th and 42nd Street in Lower Midtown Manhattan and contains various discount clothing outlets, warehouses, production space and offices used by the garment industry. The property is located within walking distance to
Times Square and Bryant Park and situated in an area which contains a large concentration of office and commercial space. The property is well served by New
York City's public transportation system, including the Grand Central Station and the 5th Avenue/Bryant Park subway station located in close proximity.
Regional access to the property is provided by various major roadways, including
Interstates 78, 80, 87, 90 and 495, as well as the PATH and Long Island Rail
Road systems.

The Manhattan lodging market has performed well over the past several years.
Between 2003 and 2005, average daily rates rose by 28.3%, with occupancy rates increasing from 75.8% to 85.0%. In addition, in 2004 and 2005, RevPar increased
21.8% and 18.0% from the previous year, respectively. The supply of units in the
Manhattan lodging market decreased as a result of the closing of 11 hotels for full or partial condominium conversions between April 2002 and June 2006, which account for a total of 3,291 guestrooms or approximately 5.1% of the 2005 room inventory. The market contains significant barriers to entry, including high construction costs, prohibitive land costs, and a lack of available sites.

Within the property's competitive set of hotels (Hilton Garden Inn Times Square,
Affinia Manhattan, Eastgate Tower, Doubletree Times Square, Radisson Martinique
on Broadway, Hilton Times Square and Courtyard Times Square South), the overall occupancy rate ranged from 81.3% to 89.3% from 2000 to 2005. The ADR and RevPar increased at an annual compounded growth rate of 10.5% and 11.6%, respectively, from 2003 to 2005. As of the year-to-date ending 09/30/06, the competitive set exhibited an occupancy rate of 89.4% and an ADR of $239.48, representing an increase of 7.8% and 18.5%, respectively, over the year-to-date ending 09/30/05 period.

PROPERTY MANAGEMENT. The Property is managed by Interstate Management L.L.C.
under a 20-year contract that expires on December 6, 2025. Interstate is the nation's largest independent hotel management company, which currently operates
282 hospitality properties with nearly 64,000 rooms in 41 states, the District of Columbia, Canada, and Russia.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Residence Inn New York Times
     Square Smith Travel Research Resort ("STAR Resort") dated 09/30/06.

(2)  Certain information was obtained from the Residence Inn Time Square property appraisal dated September 1, 2006. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                    32 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           RESIDENCE INN TIMES SQUARE
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATION OF RESIDENCE INN TIMES SQUARE OMITTED]

                                    33 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                CNL CENTER I & II
--------------------------------------------------------------------------------

                     [4 PHOTOS OF CNL CENTER I & II OMITTED]

                                    34 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                CNL CENTER I & II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $138,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $138,000,000
% OF POOL BY IPB:                 5.4%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         CNL Plaza Ltd. & CNL Plaza II Ltd.
SPONSOR:                          CNL Financial Group, Inc
ORIGINATION DATE:                 10/31/06
INTEREST RATE:                    5.89200%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    11/01/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  $32,500,000
ADDITIONAL DEBT TYPE:             Mezzanine Loan
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                   INITIAL    MONTHLY
                                  --------------------
TAXES:                                    $0        $0
INSURANCE:                                $0        $0
CAPEX:                                $6,209        $0
TI/LC(3):                         $5,227,156   $25,871
OTHER(4):                           $447,976        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   620,887
LOCATION:                         Orlando, FL
YEAR BUILT/RENOVATED:             1999 / 2005
OCCUPANCY(1):                     100.0%
OCCUPANCY DATE:                   Various
NUMBER OF TENANTS:                18
HISTORICAL NOI:
  2004:                           $7,352,700
  2005:                           $7,252,759
  TTM AS OF 06/30/06:             $9,742,801
UW REVENUES:                      $18,705,406
UW EXPENSES:                      $6,573,938
UW NOI(2):                        $12,131,468
UW NET CASH FLOW:                 $11,417,449
APPRAISED VALUE:                  $198,000,000
APPRAISAL DATE:                   09/04/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $222
CUT-OFF DATE LTV:                 69.7%
MATURITY DATE LTV:                69.7%
UW IO DSCR:                       1.38x
UW DSCR:                          1.38x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                           RATINGS        SQUARE   % OF   BASE RENT   LEASE EXPIRATION
TENANT NAME                           MOODY'S/FITCH(5)     FEET     GLA      PSF            YEAR
------------------------------------------------------------------------------------------------------

CNL FINANCIAL GROUP, INC.(1)                             103,464   16.7%    $30.75          2014
AKERMAN SENTERFITT EIDSON                                 82,411   13.3%    $27.27          2017
GREENBURG TRAURIG, LLP                                    51,750    8.3%    $27.94          2011
LOWNDES, DROSDICK, DOSTER, KANTOR &
   REED, P.A.                                             40,291    6.5%    $30.75          2009
NATIONAL RETAIL PROPERTIES, INC.         Baa3/BBB-        40,000    6.4%    $30.75          2014
CNL HOSPITALITY CORP                                      39,754    6.4%    $27.75          2016
CNL RETIREMENT CORP.                                      35,901    5.8%    $27.75          2016

--------------------------------------------------------------------------------

(1)  CNL Financial Group, Inc. has a Master Lease Agreement existing at CNL
     Centers I & II that comprises approximately 177,578 square feet at the properties. There are approximately 69,267 square feet of unoccupied raw space covered by the Master Lease Agreement.

(2)  The difference between TTM NOI and Underwritten NOI is mainly attributed to
     CNL Center II being recently constructed and having tenants in free rent periods.

(3)  The borrower deposited with the lender at closing the cash sum of
     $5,227,156 of TI/LC reserve funds. Approximately $4,245,168 is reserved for the completion of approximately 69,269 square feet of raw space currently
     Master Leased by CNL Financial Group, Inc. located in the CNL Center II property, and the remaining $981,988 is for work currently being completed at the CNL Center I property.

(4)  The borrower deposited with the lender at closing the cash sum of $447,976 for all existing free rent periods remaining for current tenants at the property and all outstanding unpaid tenant improvement allowances and leasing commissions. Amounts deposited to the Free Rent Reserve accounts shall be credited to the borrowers monthly debt service payment for the month in which such amount would have been due if the tenant were paying rent.

(5)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    35 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                CNL CENTER I & II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The CNL Center I & II loan is secured by a first lien mortgage in a fee interest in two Class A office towers comprising a total of approximately
620,887 square feet, located in Orlando, Florida.

THE BORROWER. The borrowing entity is CNL Plaza, Ltd. & CNL Plaza, II Ltd., a special purpose entity. The sponsor of the borrower, CNL Financial Group, Inc, is among the largest privately held real estate investment companies in the nation and holds a portfolio of over $17.0 billion in real estate assets.

MASTER LEASE. The CNL Center I & II mortgage loan is subject to a Master Lease
Agreement (the "Master Lease") executed by CNL Financial Group, Inc., which will be in effect through 2021. The Master Lease includes approximately 108,309 net rentable square feet at the CNL Center I property, and approximately 69,269 net rentable square feet at the CNL Center II property. Base rent under the Master lease is $29.98 per square foot at CNL Center I, and $27.75 per square foot at
CNL Center II. The master leased space at the CNL II property is currently raw space being built out for CNL Property Group, Inc. ("CNL"), the borrower, and will remain vacant until the improvements are completed. CNL may release space from the Master Lease subject to certain terms and conditions including, but not limited to: (i) the lender's approval of a direct lease tenant, (ii) the direct lease shall have an initial term of at least the lesser of; 7 years, or 3 years beyond the maturity of the loan, and (iii) if the direct tenant lease expires prior to the maturity date, or comprises less than 20% of the total square footage of the property, CNL will be required to deposit $10.00 per square foot into the TI/LC Reserve account and pay 12 months of base rent.

RELEASE. The CNL Center I & II Loan permits the release of one or more of the mortgaged properties by means of partial release upon the satisfaction of certain terms and conditions including, but not limited to: (i) partial defeasance of the Loan in an amount equal to 125% of the loan amount allocated to the individual property to be released, (ii) the debt service coverage ratio
("DSCR") for all properties prior to the release shall equal or exceed the greater of (a) 0.94x (based on 30 year amortization), and 1.16x if the mezzanine loan has been repaid in full or (b) the combined DSCR immediately prior to release, and (iii) no event of default shall have occurred or be continuing.

THE PROPERTIES. CNL Center I & II is a Class A central business district ("CBD")
office complex that consists of two separate but integrated office buildings containing 620,887 square feet of office space in Orlando, Florida. CNL Center I is a 14 story Class A office building built in 1999 that includes approximately
345,941 square feet of net rentable area, and CNL Center II is a 12 story Class
A office building built in 2005 that includes approximately 274,946 square feet of net rentable area. The properties are situated on an approximately 12.5 acre site in the historical district of Orlando, Florida. The buildings share a
9-story 2,219 car parking garage with the Orange County Courthouse and City Hall complex located adjacent to the property.

Tenants in the complex include CNL Financial Group Inc., Ackerman Senterfitt
Eidson, and Greenburg Traurig, LLP. CNL Financial Group, Inc., the sponsor, and its affiliates comprise the largest tenant at the CNL Center I & II properties occupying approximately 281,380 square feet. The complex serves as the corporate headquarters of the real estate company and several of its affiliates including
CNL Capital Markets, and CNL RE Advisory. The firm is among the largest privately held real estate companies in the United States with over $17.0 billion in real estate assets and investment, development and management affiliates. Ackerman Senterfitt Eidson occupies approximately 82,411 square feet at the CNL Center II property, and as one of largest law firms in the southeast, it employs more than 400 attorneys in eight offices throughout Florida and
Washington, DC. Greenburg Traurig LLP is a real estate and litigation law firm that employs nearly 1,500 attorneys throughout all its offices and occupies approximately 51,750 square feet at the CNL I property.

THE MARKET(1)

The CNL Center I & II properties are located in the Downtown Orlando office submarket in the historical district of Orlando, Florida. The CBD of Orlando is a regional center for banking, government and legal employers in the southeast.
There is significant planned development for the downtown area including hotels, luxury condominiums, and retail centers over the next two years. The total square footage of the Orlando office market has grown by nearly 5.8% since Q4
2003 and has experienced increases in occupancy (4.0%) and asking rents (14.0%)
over the same period.

The Orlando office market contains approximately 73.5 million square feet of office space. The Downtown submarket is the largest submarket in Orlando comprising approximately 9.9 million square feet or approximately 13.0% of the market. The downtown submarket exhibited an occupancy rate of approximately
91.5% as of Q2 2006 which was up 3.0% from approximately 88.5% as of Q4 2005.
Average asking rents in the market were approximately $23.94 as of Q2 2006. The
CNL Center I & II properties are currently 100% occupied with average rents of
$28.32 and $27.86 respectively.

PROPERTY MANAGEMENT.

Carter & Associates, L.L.C. is the largest privately held full service commercial real estate firm in the southeast United States. The firm currently operates in the investment, development, and property management sectors of the real estate industry. Carter manages nearly 20.0 million square feet of office, industrial, retail, and special use property in the in the southeast.
-------------------------------------------------------------------------------

(1)  Certain information was obtained from the CNL Center I and CNL Center II appraisals dated September 4, 2006. The appraisal relies on upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                    36 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                CNL CENTER I & II
--------------------------------------------------------------------------------

                                PROPERTY SUMMARY

                                        YEAR BUILT/
                                           YEAR        SQUARE                                           % OF   ALLOCATED LOAN
PROPERTY NAME               LOCATION     RENOVATED      FEET    OCCUPANCY           LEAD TENANT          GLA       BALANCE
-----------------------------------------------------------------------------------------------------------------------------

CNL CENTER I              Orlando, FL       1999      345,941     100.0%    CNL Financial Group Inc.    29.9%   $ 83,000,000
CNL CENTER II             Orlando, FL       2005      274,946     100.0%    Akerman Senterfitt Eidson   30.0%     55,000,000
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                                         $138,000,000
=============================================================================================================================

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF     SQUARE                            % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE    CUMULATIVE %
              LEASES       FEET     % OF GLA     BASE RENT      RENT     SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
  YEAR       EXPIRING    EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP             0      0.0%            NAP       NAP           0            0.0%              NAP         NAP
2006 & MTM        0             0      0.0              $0       0.0%          0            0.0%               $0         0.0%
2007              1         2,436      0.4          23,995       0.1       2,436            0.4%          $23,995         0.1%
2008              4        28,136      4.5         815,381       4.5      30,572            4.9%         $839,376         4.6%
2009              2        40,291      6.5       1,238,948       6.9      70,863           11.4%       $2,078,324        11.5%
2010              0             0      0.0               0       0.0      70,863           11.4%       $2,078,324        11.5%
2011              4        59,506      9.6       1,661,124       9.2     130,369           21.0%       $3,739,448        20.7%
2012              1         3,953      0.6         106,731       0.6     134,322           21.6%       $3,846,179        21.3%
2013              1         7,623      1.2         211,538       1.2     141,945           22.9%       $4,057,717        22.5%
2014             11       215,572     34.7       6,604,933      36.6     357,517           57.6%      $10,662,650        59.0%
2015              1         8,718      1.4         235,386       1.3     366,235           59.0%      $10,898,036        60.3%
2016              5       102,972     16.6       3,003,291      16.6     469,207           75.6%      $13,901,327        76.9%
AFTER             2       151,680     24.4       4,169,563      23.1     620,887          100.0%      $18,070,890       100.0%
---------------------------------------------------------------------------------------------------------------------------------
                 32       620,887    100.0%    $18,070,890     100.0%
=================================================================================================================================

                                    37 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                CNL CENTER I & II
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF CNL CENTER I & II OMITTED]

                                    38 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    39 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                       WESTFIELD SHOPPINGTOWN INDEPENDENCE
--------------------------------------------------------------------------------

          [5 PHOTOS OF WESTFIELD SHOPPINGTOWN INDEPENDENCE OMITTED]

                                    40 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                      WESTFIELD SHOPPINGTOWN INDEPENDENCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $110,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $110,000,000
% OF POOL BY IPB:                 4.3%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Centro Independence, LLC
SPONSOR:                          Centro Watt America REIT 10, Inc.
ORIGINATION DATE:                 10/26/06
INTEREST RATE:                    6.17350%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    11/01/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE(1):          Permitted Mezzanine
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                 INITIAL    MONTHLY
                                  --------------------
TAXES(3):                            $0     Springing
INSURANCE(3):                        $0     Springing
CAPEX(4):                            $0     Springing
ROLLOVER RESERVE(5):                 $0     Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE(2):                493,432
LOCATION:                         Wilmington, NC
YEAR BUILT/RENOVATED:             1979 / 2001
OCCUPANCY:                        94.2%
OCCUPANCY DATE:                   10/05/06
NUMBER OF TENANTS:                139
HISTORICAL NOI:
  2004:                           $10,558,549
  2005:                           $10,781,415
IN-LINE SALES PSF:                $295
IN-LINE OCCUPANCY COST:           14.9%
UW REVENUES:                      $15,347,405
UW EXPENSES:                      $4,767,044
UW NOI:                           $10,580,361
UW NET CASH FLOW:                 $9,938,295
APPRAISED VALUE:                  $172,000,000
APPRAISAL DATE:                   03/22/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $223
CUT-OFF DATE LTV:                 64.0%
MATURITY DATE LTV:                64.0%
UW IO DSCR:                       1.44x
UW DSCR:                          1.44x
--------------------------------------------------------------------------------

(1)  Future Mezzanine Debt is permitted subject to certain conditions including, but not limited to: (i) the LTV for the properties subject to the mortgage does not exceed 70.0%, (ii) the DSCR for the properties subject to the mortgage shall be equal to or greater than the DSCR as of the closing date
     (1.47x on an IO basis), and (iii) the Permitted Mezzanine Loan must be issued by an approved institutional lender.

(2)  The collateral for the loan totals 493,432 square feet which excludes three anchor owned sites at the property: Sears (187,027 square feet), Belk
     (175,512 square feet), and Dillard's (159,000 square feet). The total square footage at the center is 1,014,971 square feet.

(3)  Upon the occurrence and during the continuance of an event of default, the borrower shall pay 1/12th of the taxes and insurance premiums the lender estimates will be payable within the following 12 month period.

(4)  Upon the occurrence and during the continuance of an event of default the borrower shall pay the lender the sum of $5,635 on each payment date as replacement reserves for improvements and repairs to the property.

(5)  Upon the occurrence and during the continuance of an event of default the borrower shall pay the lender the sum of $40,250 on each payment date as
     Rollover Reserve Funds. Funds shall be used to fund leasing expenses in connection with releasing expiring tenant space.

                                    41 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                       WESTFIELD SHOPPINGTOWN INDEPENDENCE
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                     RATINGS(1)                                                                           LEASE
                                      MOODY'S/                                ANNUAL BASE   ANNUAL BASE                EXPIRATION
TENANT NAME                            FITCH       TOTAL SF   % OF OWNED SF      RENT         RENT PSF    SALES PSF       YEAR
----------------------------------------------------------------------------------------------------------------------------------

ANCHORS

SEARS (NOT PART OF COLLATERAL)           BB         187,027        N/A                N/A         N/A         N/A     Anchor Owned
BELK (NOT PART OF COLLATERAL)                       175,512        N/A                N/A         N/A         N/A     Anchor Owned
DILLARD'S (NOT PART OF COLLATERAL)     B2/BB-       159,000        N/A                N/A         N/A         N/A     Anchor Owned
JC PENNY                              Baa3/BBB      112,200       22.7%          $286,110       $2.55        $174         2011
                                                  ---------       ----        -----------
                                                    633,739       22.7%          $286,110       $2.55

TOP 10 TENANTS
CAMILLLE LA VIE                                      20,232        4.1%           $216,078      $10.68       $ 66         2014
THE LIMITED                             Baa2         10,120        2.1             192,280       19.00       $187         2007
ABERCROMBIE & FITCH                                   9,437        1.9             217,051       23.00       $219         2012
MILTON FLEISHMAN INC                                  8,616        1.7              61,001        7.08       $137         2008
FOOT ACTION USA                                       7,582        1.5             236,407       31.18       $204         2012
NEW YORK & COMPANY                                    7,522        1.5             124,113       16.50       $162         2008
RACK ROOM SHOES                                       7,193        1.5             160,835       22.36       $261         2012
FOREVER 21                                            7,140        1.4             207,060       29.00       $362         2011
CHARLOTTE RUSSE                                       7,061        1.4             173,983       24.64       $188         2012
FIRST UNION NATIONAL BANK NC                          6,862        1.4              67,179        9.79        N/A         2015
                                                  ---------       ----         -----------
SUBTOTAL                                             91,765       18.6%         $1,655,987     $ 18.05
REMAINING INLINE SPACE                              260,631       52.7%         $8,199,569     $ 31.46
                                                  ---------       ----         -----------
VACANT SQUARE FEET:                                  28,836        5.8%                N/A
TOTAL OWNED GLA:                                    493,432                    $10,141,667
TOTAL CENTER GLA:                                 1,014,971                    $10,141,667

(1)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

--------------------------------------------------------------------------------

THE LOAN. Westfield Shoppingtown Independence is secured by a first mortgage fee interest in approximately 493,432 square feet of an approximately 1,014,971 square foot mall located in Wilmington, North Carolina.

THE BORROWER. The borrower, Centro Independence LLC, is a bankruptcy remote special purpose entity. The borrowing entity is owned by Centro Watt America
REIT 10, Inc. (71.5%), Westfield Group entities (5.9%), Hugh McRae II (7.5%) and the Oleander Company (15.0%). Founded in 2003, Centro Watt is a partnership between Watt Commercial Properties, one of the largest owners, developers and managers of commercial real estate in the United States, and Centro Properties
Group, one of Australia's leading retail property owners and managers. Centro
Watt currently owns and manages a portfolio of more than 17 million square feet of neighborhood and community retail centers, located primarily on the west coast and in the southeastern and northeastern United States. The Westfield
Group is the largest retail property group in the world by equity market capitalization and the sixth largest entity listed on the Australian Stock
Exchange. Westfield Group's portfolio consists of over 130 shopping centers in four countries.

THE PROPERTY. Westfield Shoppingtown Independence is a one-story 1,014,971 square foot regional mall, which opened in 1979. In 2001, the center was renovated and expanded, adding the southern wing currently anchored by Dillard's store. The Westfield Shoppingtown Independence Mall is considered to be a Class
A/B property with a traditional tenant mix.

The mall is situated on a 74.6-acre site, has a gross leaseable area of
1,014,971 square feet, and is 97.2% occupied. The collateral included in the trust consists of 493,432 square feet of anchor and in-line space which is 94.2%
occupied. The Westfield Shoppingtown Independence Mall contains four anchor stores: Sears (187,027 square feet), Belk (175,512 square feet), Dillard's
(159,000 square feet), and JCPenny (112,200 square feet), three of which (Sears,
Belk and Dillard's) own their pads and are not included as collateral for the loan. JCPenny accounts for 22.7% of the total collateral while the top ten in-line tenants account for 18.6% of the total collateral square footage.

Other major national tenants include The Gap, Express, Victoria's Secret, The
Finish Line, Ann Taylor, Bath & Body Works, Zales Jewelers and Brookstone, among others. Of the approximately 140 in-line retail tenants, none occupies more than
5% of the property's net rentable area. All of the in-line tenants at Westfield
Shoppingtown Independence Mall are included in the collateral. The property is located less than two miles from the University of North Carolina Wilmington.

--------------------------------------------------------------------------------

                                    42 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                      WESTFIELD SHOPPINGTOWN INDEPENDENCE
--------------------------------------------------------------------------------

THE MARKET(1). Westfield Shoppingtown Independence is located in the central portion of the city of Wilmington, North Carolina, about three miles south of the Wilmington Central Business District. In 2005, the population and average household income within a 5-, 15- and 30-mile radius of Wilmington were approximately 111,356, 203,075 and 274,707, respectively, and approximately
$56,289, $60,031 and $58,467, respectively. Approximately 65% of the population within the Wilmington metropolitan statistical area ("MSA") is between the ages of 25 and 54, which is generally considered to be the age range of a regional mall's core market.

As of May 2006, rental rates for retail centers in North Carolina's largest cities, including Charleston, Charlotte and Raleigh, ranged from $21 to $45 per square foot, while rental rates in the Wilmington area ranged from $12 to $16 per square foot.

Competition for the mall is moderate, with the four closest competitors located five to sixty-five miles away from Westfield Shoppingtown Independence. The four main competitors are the Mayfaire Town Center, Jacksonville Mall, Colonial Mall
-- Myrtle Beach and the Coastal Grand.

PROPERTY MANAGEMENT. The property is managed by Centro Watt Management Joint
Venture ("CWMJV"). CWMJV provides asset and property management, leasing, financing, acquisition and other real estate services, and currently manages approximately 107 retail properties consisting of 16,408,797 square feet throughout the United States.

--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Westfield
     Shoppingtown-Independence appraisal dated May 11, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                             % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE   CUMULATIVE %
               LEASES      FEET     % OF GLA     BASE RENT      RENT     SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
   YEAR       EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP        28,836      5.8%            NAP       NAP        28,836          5.8%              NAP        NAP
2006 & MTM        6         3,194      0.6         $64,440       0.6%       32,030          6.5%          $64,440        0.6%
2007             15        38,841      7.9         992,477       9.8        70,871         14.4%      $ 1,056,917       10.4%
2008             14        50,021     10.1         974,753       9.6       120,892         24.5%      $ 2,031,669       20.0%
2009             17        26,094      5.3       1,184,262      11.7       146,986         29.8%      $ 3,215,931       31.7%
2010              6         6,091      1.2         302,340       3.0       153,077         31.0%      $ 3,518,271       34.7%
2011             35       187,113     37.9       2,688,076      26.5       340,190         68.9%      $ 6,206,347       61.2%
2012             25        76,345     15.5       2,235,376      22.0       416,535         84.4%      $ 8,441,722       83.2%
2013              7        10,526      2.1         346,425       3.4       427,061         86.5%      $ 8,788,147       86.7%
2014              6        30,671      6.2         671,393       6.6       457,732         92.8%      $ 9,459,540       93.3%
2015              2        10,862      2.2         155,179       1.5       468,594         95.0%      $ 9,614,719       94.8%
2016              4         9,775      2.0         200,153       2.0       478,369         96.9%      $ 9,814,872       96.8%
AFTER             3        15,063      3.1         326,795       3.2       493,432        100.0%      $10,141,667      100.0%
--------------------------------------------------------------------------------------------------------------------------------
                140       493,432    100.0%    $10,141,667    100.0%
================================================================================================================================

                                    43 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                       WESTFIELD SHOPPINGTOWN INDEPENDENCE
--------------------------------------------------------------------------------

    [MAP INDICATING LOCATION OF WESTFIELD SHOPPINGTOWN INDEPENDENCE OMITTED]

                                    44 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                      WESTFIELD SHOPPINGTOWN INDEPENDENCE
--------------------------------------------------------------------------------

          [SITE PLAN OF WESTFIELD SHOPPINGTOWN INDEPENDENCE OMITTED]

                                    45 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                 THREE PARKWAY
--------------------------------------------------------------------------------

                       [3 PHOTOS OF THREE PARKWAY OMITTED]

                                    46 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                  THREE PARKWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $67,125,000
CUT-OFF DATE PRINCIPAL BALANCE:             $67,125,000
% OF POOL BY IPB:                           2.6%
LOAN SELLER:                                JPMorgan Chase Bank, N.A.
BORROWER:                                   Behringer Harvard Three Parkway, LLC
SPONSOR:                                    Behringer Harvard REIT I, Inc.
ORIGINATION DATE:                           10/30/06
INTEREST RATE:                              5.47500%
INTEREST-ONLY PERIOD:                       60 months
MATURITY DATE:                              11/01/16
AMORTIZATION TYPE:                          Balloon
ORIGINAL AMORTIZATION:                      360 months
REMAINING AMORTIZATION:                     360 months
CALL PROTECTION:                            L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   Hard
ADDITIONAL DEBT:                            $13,825,000
ADDITIONAL DEBT TYPE(1,2):                  Unsecured Partner Debt, Permitted
                                            Mezzanine Loan
LOAN PURPOSE:                               Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL   MONTHLY
                                            ------------------
TAXES:                                            $0      $0
INSURANCE:                                        $0      $0
CAPEX:                                            $0      $0
TI/LC(4):                                   $497,912      $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single Asset
TITLE:                                      Fee
PROPERTY TYPE:                              Office -- CBD
SQUARE FOOTAGE:                             561,631
LOCATION:                                   Philadelphia, PA
YEAR BUILT/RENOVATED:                       1969 / 2005
OCCUPANCY:                                  90.5%
OCCUPANCY DATE:                             09/29/06
NUMBER OF TENANTS:                          30
HISTORICAL NOI:
   2004:                                    $1,626,515
   2005:                                    $1,615,248
   TTM AS OF 08/31/06:                      $3,452,861
UW REVENUES:                                $12,235,292
UW EXPENSES:                                $5,654,939
UW NOI(3):                                  $6,580,353
UW NET CASH FLOW:                           $6,074,885
APPRAISED VALUE:                            $90,000,000
APPRAISAL DATE:                             08/02/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                       $ 120
CUT-OFF DATE LTV:                           74.6%
MATURITY DATE LTV:                          69.3%
UW IO DSCR:                                 1.63x
UW DSCR:                                    1.33x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                                 RATINGS                                BASE RENT   LEASE EXPIRATION
TENANT NAME                                 MOODY'S/FITCH(5)   SQUARE FEET   % OF GLA      PSF            YEAR
--------------------------------------------------------------------------------------------------------------------

EXCELLERX, INC.                                    Ba3           140,070       24.9%      $20.00          2015
RELIANCE INSURANCE                                                61,541       11.0%      $19.91          2009
AMERICAN INTERNATIONAL INSURANCE COMPANY        Aa2 / AA          57,880       10.3%      $13.68          2016
PHILADELPHIA MUNICIPAL AUTHORITY                                  55,046        9.8%      $25.50          2013

(1)  There exists $13,825,000 of unsecured additional debt incurred in association with the acquisition of the property. The debt was incurred by the borrower for the purpose of accessing certain tax savings offered by the City of Philadelphia.

(2)  Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the LTV for the properties subject to the mortgage does not exceed 80.0% and (ii) the DSCR for the property subject to the mortgage shall be greater than or equal to 1.20x.

(3)  The approximately $3,100,000 increase in NOI from TTM as of 08/31/06 to the
     UW NOI is primarily due to three factors (i) AIG had rent abatements expire during 2006, increasing annual rents by approximately $500,000, (ii) Drexel
     University signed a lease for $630,000 of annual rent starting in Sept.
     2006, and (iii) ExcelleRx has started a new lease, and has rent abatements expiring in 2006 which total $2,400,000.

(4)  The borrower deposited at closing the cash sum of $497,912 in TI/LC
     Reserves for free rent tenant allowances associated with AIG, Drexel, and
     ExcelleRx.

(5)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    47 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                  THREE PARKWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Three Parkway loan is secured by a first mortgage fee interest in a Class A-office building consisting of 561,631 square feet in Philadelphia,
Pennsylvania.

THE BORROWER. The borrowing entity is a special purpose vehicle controlled by
Behringer Harvard REIT I, Inc. ("The REIT"). The REIT was formed in June 2002 to invest in institutional quality office buildings and other commercial properties and held a portfolio of 24 properties valued at $1.0 billion as of the second quarter of 2006.

THE PROPERTY. Three Parkway is a Class A-office building located in Center City,
Philadelphia. The 20 story building contains office space, ground floor retail space and basement space, which includes an ATM, fitness center, storage and mechanical space. The building was constructed in 1969 and was most recently renovated in 2005. Since 1996, $12.8 million in capital improvements have been made, including the renovation of the lobby, upgrades to common areas, exterior canopies and park improvements. As of September 2006, Three Parkway had 30 tenants and was approximately 90% occupied. The largest tenant, ExcelleRx, occupies 24.9% of the net rentable area ("NRA").

The Three Parkway office building is located on Cherry Street, which has recently been upgraded with a new drop-off area in front of the main entrance to the building, landscaping, pedestrian benches, and easy access to the adjacent park. The building is located near major expressways I-95 and I-76, the Suburban
Rail Station (the City Center rail hub), and the trolley service line.

TENANT SUMMARY.

ExcelleRx is a leading specialty pharmaceutical distributor and medication consulting company that analyzes and collects demographic, prescription and economic data on patients. ExelleRx also advises on the distribution and appropriate use of prescription medications. In 2004 ExcelleRx was named by
Deloitte & Touche as one of the 500 fastest growing Technology companies in the
United States. In August 2005, ExcelleRx was purchased by Omnicare Inc., the nation's leading provider of pharmaceutical care for the elderly. ExcelleRx currently occupies 140,070 square feet or approximately, 24.9% of the building's
NRA. The tenant has held occupancy at the property since 2005 and has a 10-year lease expiring in 2015.

AIG is recognized internationally as the market leader in general insurance, life insurance, retirement services and financial services in over 130 nations.
AIG is the largest underwriter of commercial and industrial insurance in the
United States. With 57,880 square feet, AIG occupies approximately 10.3% of the
NRA. The tenant has held occupancy at the property since 2005 and has an 11-year lease expiring in 2016.

The Philadelphia Municipal Authority occupies 55,046 square feet, or approximately 9.8% of the total NRA. The tenant has been in occupancy at the building since 2003 and has a 10-year lease expiring in 2013. The tenant has one, five year renewal option.

THE MARKET(1). Three Parkway is located in the central business district of
Philadelphia known as Center City. Center City is the commercial, financial and governmental core of the fourth largest metropolitan center in the country.
Furthermore, Three Parkway is located in the West Market sub-market. As of 2005, population in the Philadelphia Metropolitan Area was over 5.6 million people.

As of the second quarter of 2006, there were approximately 40.3 million square feet of commercial real estate in Center City with a vacancy rate of approximately 11.8% of the total inventory. Since 1991, only one 225,000 square foot office building has been constructed in Center City. At the end of the second quarter of 2006, the West Market contained approximately 27.8 million square feet of Class A commercial office space and had a vacancy rate of 12.2%
of the total inventory.

Asking rental rates at comparable office buildings in Center City ranged from
$19 to $25 per square foot and occupancy rates averaged 88.7% as of the second quarter of 2006. The population within a 1-, 3- and 5-mile radius of Three
Parkway was 59,545, 452,626 and 923,363 as of 2000.

PROPERTY MANAGEMENT. The Three Parkway office building has been managed by the
Trammell Crow Company since 2001.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Three Parkway appraisal dated
     August 2, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    48 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                 THREE PARKWAY
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                            % OF BASE    CUMULATIVE   CUMULATIVE   CUMULATIVE   CUMULATIVE %
              LEASES       FEET     % OF GLA    BASE RENT      RENT     SQUARE FEET    % OF GLA     BASE RENT   OF BASE RENT
   YEAR       EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------

VACANT          NAP        54,322      9.7%           NAP       NAP        54,322         9.7%            NAP        NAP
2006 & MTM        0             0      0.0     $        0       0.0%       54,322         9.7%     $        0        0.0%
2007              6        11,840      2.1        315,669       3.5        66,162        11.8%     $  315,669        3.5%
2008              6        50,912      9.1      1,272,112      14.3       117,074        20.8%     $1,587,781       17.8%
2009              8        79,222     14.1      1,530,959      17.2       196,296        35.0%     $3,118,740       35.0%
2010              2        29,734      5.3        650,129       7.3       226,030        40.2%     $3,768,869       42.3%
2011              0             0      0.0              0       0.0       226,030        40.2%     $3,768,869       42.3%
2012              0             0      0.0              0       0.0       226,030        40.2%     $3,768,869       42.3%
2013              4        68,702     12.2      1,669,480      18.7       294,732        52.5%     $5,438,349       61.0%
2014              1        18,253      3.2        346,807       3.9       312,985        55.7%     $5,785,156       64.9%
2015              8       172,737     30.8      2,246,217      25.2       485,722        86.5%     $8,031,373       90.1%
2016              5        67,540     12.0        881,633       9.9       553,262        98.5%     $8,913,006      100.0%
AFTER             2         8,369      1.5              0       0.0       561,631       100.0%     $8,913,006      100.0%
----------------------------------------------------------------------------------------------------------------------------
                 42       561,631    100.0%    $8,913,006     100.0%
============================================================================================================================

                                    49 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                  THREE PARKWAY
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF THREE PARKWAY OMITTED]

                                    50 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                  THREE PARKWAY
--------------------------------------------------------------------------------

                       [1 PHOTO OF THREE PARKWAY OMITTED]

                                    51 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              CITYVIEW PORTFOLIO II
--------------------------------------------------------------------------------

                   [4 PHOTOS OF CITYVIEW PORTFOLIO II OMITTED]

                                    52 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              CITYVIEW PORTFOLIO II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $60,260,000
CUT-OFF DATE PRINCIPAL BALANCE:   $60,158,439
% OF POOL BY IPB:                 2.4%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         Cityview Apartments Associates LP
                                  2, LLLP
SPONSOR:                          Allen Gross
ORIGINATION DATE:                 07/13/06
INTEREST RATE:                    6.18000%
INTEREST ONLY PERIOD:             N/A
MATURITY DATE:                    08/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            420 months
REMAINING AMORTIZATION:           417 months
CALL PROTECTION:                  L(24),Def(89),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                   INITIAL    MONTHLY
                                  --------------------
TAXES:                              $696,477   $77,386
INSURANCE:                          $435,393   $45,300
CAPEX:                               $37,468   $37,468
SEASONING RESERVE(1):             $1,350,000        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Multifamily - Garden
UNITS:                            2,226
LOCATION:                         Houston, TX
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        94.3%
OCCUPANCY DATE:                   08/31/06
HISTORICAL NOI:
 TTM AS OF 04/30/06:              $5,902,545
UW REVENUES:                      $13,259,489
UW EXPENSES:                      $7,747,578
UW NOI:                           $5,511,911
UW NET CASH FLOW:                 $5,062,303
APPRAISED VALUE:                  $75,490,000
APPRAISAL DATE:                   05/17/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:           $27,025
CUT-OFF DATE LTV:                 79.7%
MATURITY DATE LTV:                71.9%
UW IO DSCR:                       N/A
UW DSCR:                          1.20x
--------------------------------------------------------------------------------

                                PORTFOLIO SUMMARY

                                                                                 AVERAGE RENT
                                                                 --------------------------------------------
                                      % OF TOTAL                                                       THREE
PROPERTY NAME            # OF UNITS     UNITS      OCCUPANCY %   STUDIO   ONE BEDROOM   TWO BEDROOM   BEDROOM
-------------------------------------------------------------------------------------------------------------

CITY VIEW PLACE               881        39.6%        95.1%        N/A        $486          $650        $895
SPRINGFIELD                   440        19.8         93.2%        N/A        $455          $602        $700
ANNISTON                      292        13.1         95.5%        N/A        $484          $668          $0
BENNETT                       216         9.7         94.0%        N/A        $448          $649          $0
CHARLESTON                    154         6.9         92.2%        N/A        $490          $696          $0
SAVANNAH                      184         8.3         91.8%        N/A        $468          $608          $0
CAMBRIDGE                      59         2.7         98.3%        N/A        $682          $889          $0
-------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE      2,226       100.0%        94.3%        N/A        $480          $650        $710
=============================================================================================================

(1)  At origination, the borrower deposited $1,350,000 into a seasonality reserve account. The funds will be remitted to the borrower provided that
     (i) there is no material adverse change in the financial condition of the borrower, property or its management, (ii) the "Effective Gross Income" (as defined in the mortgage) results in the property achieving a minimum DSCR of 1.20x for a period of 6 consecutive months, (iii) the 2006 property tax assessments have been determined beyond all applicable appeal processes and
     (iv) no event of default has occurred under the loan documents.

                                    53 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              CITYVIEW PORTFOLIO II
--------------------------------------------------------------------------------

                                PORTFOLIO SUMMARY

                                                         ALLOCATED     ALLOCATED
                     LOCATION     YEAR BUILT/    # OF       LOAN          LOAN       APPRAISED     APPRAISED
PROPERTY NAME     (CITY, STATE)    RENOVATED    UNITS      AMOUNT     AMOUNT/UNIT      VALUE      VALUE/UNIT
------------------------------------------------------------------------------------------------------------

CITY VIEW PLACE    Houston, TX     1978/2001     881    $22,677,867     $25,741     $28,390,000     $32,225
SPRINGFIELD        Houston, TX     1979/2002     440     11,307,660     $25,699      14,170,000     $32,205
ANNISTON           Houston, TX     1981/2002     292      7,960,373     $27,262       9,980,000     $34,178
BENNETT            Houston, TX     1976/2001     216      5,482,260     $25,381       6,870,000     $31,806
CHARLESTON         Houston, TX     1983/2002     154      5,083,260     $33,008       6,370,000     $41,364
SAVANNAH           Houston, TX     1983/2002     184      5,067,300     $27,540       6,350,000     $34,511
CAMBRIDGE          Houston, TX     1984/2002      59      2,681,280     $45,445       3,360,000     $56,949
------------------------------------------------------------------------------------------------------------
TOTAL                                           2,226   $60,260,000     $27,071     $75,490,000     $33,913
============================================================================================================

                                    54 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              CITYVIEW PORTFOLIO II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The CityView Portfolio II loan is secured by a first mortgage interest in seven multifamily properties, totaling 2,226 units located in Houston, Texas.

THE BORROWER. The borrower is Cityview Apartments Associates LP 2, LLLP, a single asset entity owned by CYZ, LLC (69.0%), Goldarch Properties, LP (30.0%), and Cityview Apartments Associates GP 2, LLC (1.0%). CYZ, LLC is owed by Allen
I. Gross 2006 Irrevocable Trust (50.0%) and Edith R. Gross 2006 Irrevocable
Trust (50.0%). Goldarch Properties, LP is owned by Allen Gross (89.1%), Aaron
Jungreis (6.6%), Abraham Eisner (3.3%) and GFI Goldarch LLC (1%), the managing member, which is 100% owned by Allen Gross, the loan sponsor and guarantor under the non-recourse carveouts who has over 25 years of real estate experience in owning, operating and developing commercial and residential properties. Mr.
Gross currently manages over 7,000 multifamily units and has ownership interests in over 30 commercial and residential properties valued in excess of $400 million.

THE PROPERTIES. The CityView Portfolio II loan consists of seven, class B multifamily properties totaling 2,226 units located in Houston, Texas. The properties were built between 1976 and 1984, renovated within the past 7 years, and are currently 94.3% occupied.

CITY VIEW PLACE

City View Place is a 881-unit, garden style multifamily property comprised of
53, 2-story buildings situated on a 27.7-acre land parcel located in Houston,
Texas. The property was built in 1978, renovated in 2001 and is currently 95.1%
occupied. The property contains 696 one-bedroom units at an average rent of $486 per unit, 183 two-bedroom units at an average rent of $650 per unit and 2 three-bedroom units at an average rent of $895 per unit. Amenities at the property include eight swimming pools, a fitness center, a volleyball court, a clubhouse and a gated entrance.

SPRINGFIELD

Springfield is a 440-unit, garden style multifamily property comprised of 36,
2-story buildings situated on a 14.3-acre land parcel located in Houston, Texas.
The property was built in 1979, renovated in 2002 and is currently 93.2%
occupied. The property contains 300 one-bedroom units at an average rent of $455 per unit, 104 two-bedroom units at an average rent of $602 per unit and 36 three-bedroom units at an average rent of $700 per unit. Amenities at the property include two swimming pools and a gated entrance.

ANNISTON

Anniston is a 292-unit, garden style multifamily property comprised of 29,
2-story buildings situated on an 8.4-acre land parcel located in Houston, Texas.
The property was built in 1981, renovated in 2002 and is currently 95.5%
occupied. The property contains 224 one-bedroom units at an average rent of $484 per unit and 68 two-bedroom units at an average rent of $668 per unit. Amenities at the property include two swimming pools, a courtyard and a gated entrance.

BENNET

Bennet is a 216-unit, garden style multifamily property comprised of 10, 2-story buildings situated on a 6.6-acre land parcel located in Houston, Texas. The property was built in 1976, renovated in 2001 and is currently 94.0% occupied.
The property contains 160 one-bedroom units at an average rent of $448 per unit and 56 two-bedroom units at an average rent of $649 per unit. Amenities at the property include a swimming pool, a covered parking and a gated entrance.

CHARLESTON

Charleston is a 154-unit, garden style multifamily property comprised of 16,
2-story buildings situated on a 10.0-acre land parcel located in Houston, Texas.
The property was built in 1983, renovated in 2002 and is currently 92.2%
occupied. The property contains 80 one-bedroom units at an average rent of $490 per unit and 74 two-bedroom units at an average rent of $696 per unit. Amenities at the property include two swimming pools, tennis courts, volleyball courts and a gated entrance.

SAVANNAH

Savannah is a 184-unit, garden style multifamily property comprised of 10,
2-story buildings situated on a 5.3-acre land parcel located in Houston, Texas.
The property was built in 1983, renovated in 2002 and is currently 92.0%
occupied. The property contains 64 one-bedroom units at an average rent of $468 per unit and 120 two-bedroom units at an average rent of $608 per unit.
Amenities at the property include two swimming pools, a club house, laundry facilities and a gated entrance.

CAMBRIDGE

Cambridge is a 59-unit, garden style multifamily property comprised of 3,
3-story buildings situated on a 2.2-acre land parcel located in Houston, Texas.
The property was built in 1984, renovated in 2002 and is currently 98.3%
occupied. The property contains 36 one-bedroom units at an average rent of $682 per unit and 23 two-bedroom units at an average rent of $889 per unit. Amenities at the property include a swimming pool, a club house and a gated entrance.
--------------------------------------------------------------------------------

                                    55 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              CITYVIEW PORTFOLIO II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RELEASE PROVISIONS. Individual CityView Portfolio II properties may be released from the related mortgage lien upon defeasance by the borrower equal to 115% of the allocated loan amount provided that the remaining properties support a minimum DSCR of 1.25x and a maximum loan-to-value of 80%.

THE MARKET(1). The properties are located at the crossroads of Interstate 45 and
North Sam Houston Parkway in Houston, Texas, approximately 20-25 miles north of the Houston central business district. The properties are located in proximity to Houston's Bush Intercontinental Airport and Greenspoint Mall, a 1.7 million square foot retail center anchored by Dillard's, Foley's, Palais Royal, and
Sears. The properties are situated within the Greenspoint neighborhood, which is an area encompassing more than 17 million square feet of commercial, retail, and industrial space with approximately 50,000 employees and 85,000 residents. Major highways including Interstate 45, Sam Houston Parkway and Hardy Toll Road
provide access within the Greenspoint area.

As of the third quarter of 2006, the Houston multifamily market contained an inventory of 442,110 units exhibiting a vacancy rate of 6.3% with average asking rents of $713/unit. The market vacancy rate and average asking rents are projected to improve to 5.6% and $808/unit, respectively, by year-end 2010. The properties are located in the Imperial Valley submarket, which as of the third quarter of 2006 contained an inventory of 10,582 units exhibiting a vacancy rate of 8.8% with average asking rents of $538 per unit.

PROPERTY MANAGEMENT. The property is managed by GFI Management Services, Inc., an affiliate of the borrower.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the City View Place, Springfield,
     Anniston, Bennett, Charleston, Savannah and Cambridge appraisals dated May
     17, 2006 and REIS reports as of the third quarter of 2006.

                                    56 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              CITYVIEW PORTFOLIO II
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF CITYVIEW PORTFOLIO II OMITTED]

                                    57 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                    SHERATON AT NEWARK INTERNATIONAL AIRPORT
--------------------------------------------------------------------------------

         [4 PHOTOS OF SHERATON AT NEWARK INTERNATIONAL AIRPORT OMITTED]

                                    58 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                    SHERATON AT NEWARK INTERNATIONAL AIRPORT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:           $60,000,000
CUT-OFF DATE PRINCIPAL BALANCE:       $59,803,450
% OF POOL BY IPB:                     2.4%
LOAN SELLER:                          CIBC Inc.
BORROWER:                             Columbia Properties Newark,
                                      LLC
SPONSOR:                              Columbia Sussex Corporation
ORIGINATION DATE:                     06/08/06
INTEREST RATE:                        6.28000%
INTEREST-ONLY PERIOD:                 N/A
MATURITY DATE:                        07/01/16
AMORTIZATION TYPE:                    Balloon
ORIGINAL AMORTIZATION:                360 months
REMAINING AMORTIZATION:               356 months
CALL PROTECTION:                      L(24),Def(87),O(5)
CROSS-COLLATERALIZATION:              No
LOCK BOX:                             Springing
ADDITIONAL DEBT:                      No
ADDITIONAL DEBT TYPE:                 N/A
LOAN PURPOSE:                         Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                        INITIAL        MONTHLY
                                      ---------------------------
TAXES:                                  $266,667        $66,667
INSURANCE(3):                           $ 42,897             $0
CAPEX(4)                              See Footnote   See Footnote
FF&E(5):                                $ 60,937        $60,937
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Single Asset
TITLE:                                Fee
PROPERTY TYPE:                        Hotel -- Full Service
ROOMS:                                504
LOCATION:                             Newark, NJ
YEAR BUILT/RENOVATED:                 1989/2005
OCCUPANCY(1):                         58.4%
OCCUPANCY DATE(1):                    09/30/06
HISTORICAL NOI:
   2004:                              $4,686,257
   2005:                              $6,576,847
TTM AS OF 06/30/06:                   $6,008,177
UW REVENUES:                          $18,930,984
UW EXPENSES:                          $11,840,135
UW NOI:                               $7,090,849
UW NET CASH FLOW:                     $6,333,610
APPRAISED VALUE (AS STABILIZED)(2):   $84,000,000
APPRAISAL DATE:                       04/10/09
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/ROOM:               $118,658
CUT-OFF DATE LTV:                     71.2%
MATURITY DATE LTV:                    61.1%
UW IO DSCR:                           N/A
UW DSCR:                              1.42x
--------------------------------------------------------------------------------

                    PROPERTY HISTORICAL OPERATING STATISTICS(6)

        OCCUPANCY                           ADR                                 REVPAR
--------------------------- ------------------------------------ ----------------------------------
2004   2005   2006    UW     2004     2005      2006       UW      2004     2005     2006      UW
---------------------------------------------------------------------------------------------------

49.2%  55.9%  58.4%  60.0%  $89.74   $97.40   $101.78   $109.00   $44.18   $54.47   $59.39   $65.40

(1)  Occupancy represents the property's average occupancy over the trailing twelve month period ending on the Occupancy Date.

(2)  The appraised value of the property on an "as is" basis has been determined to be approximately $76,000,000. LTV figures presented herein have been calculated based on the "as stabilized" figures.

(3)  At origination, the borrower deposited $42,897 into the insurance reserve account. The borrower will not be required to make monthly deposits into the insurance reserve provided that there is no event of default and the borrower pays all property related insurance premiums.

(4)  The property is currently undergoing a property improvement plan ("PIP")
     that was implemented in August 2006. In the event the borrower does not complete the requisite renovations pursuant to the PIP agreement by
     December 31, 2007, the loan will be 100% recourse to Columbia Sussex
     Corporation.

(5)  At origination, the lender required the borrower to deposit 1/12th of 4.0%
     of total revenues into the FF&E reserve. In an event of default or a transfer of ownership, the borrower will be required to deposit into the
     FF&E reserve the monthly amount equal to the greater of 1/12th of 4.0% of total revenues or the amount then required to be deposited under the franchise agreement. At closing, Columbia Sussex Corporation guaranteed payment of all FF&E expenses.

(6)  The information presented herein represents the trailing 12 months ending
     September 30th for each respective year.

                                    59 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                    SHERATON AT NEWARK INTERNATIONAL AIRPORT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Sheraton at Newark International Airport loan is secured by the first mortgage interest in a 504-room, full-service hotel located in Newark, New
Jersey.

THE BORROWER. The borrower is Columbia Properties Newark, LLC, a single asset entity owned by Grandview Hotel, LP, which is in turn owned by the Columbia
Sussex Corporation (limited partner -- 99%), which is a non-member manager of the borrower and the loan sponsor, and Grandview Hotel Corporation (general partner -- 1%), which is 100% owned by William J. Yung.

Columbia Sussex Corporation, formed in 1972 by William J. Yung, owns and manages
82 hotels and casinos (27,073 rooms) in 32 states located primarily in the
Southern, Eastern, and Midwestern United States. Columbia Sussex Corporation
operates a total of 41 Marriott franchise hotels (12,170 rooms) in 28 states and is the largest franchisee of full service Marriott hotels in the United States.

THE PROPERTY(1). The property is a 12-story, 504-room full service hotel situated on a 7.2-acre land parcel located in Newark, New Jersey. The property offers over 20,000 square feet of meeting space, an indoor heated swimming pool, a whirlpool, 2 restaurants, a lounge, a full service business center, 24-hour fitness facility, and complementary airport transportation. The property's standard guestrooms include king/double beds, data ports and voicemail, cable television, alarm clock radio, coffee maker, and hair dryer.

The property was built by the borrower's sponsor in 1989 and operated under a
Radisson flag until 1998, at which time the property was renovated and re-branded as a Sheraton. Since 2003, the borrower has invested approximately $2 million in interior and exterior renovations.

As of the trailing twelve months ("TTM") ending September 30, 2006, the property exhibited occupancy of 58.4% at an ADR of $101.78 and RevPar of $59.39. The
property's occupancy, ADR and RevPar have increased at an annual compounded growth rate of 8.9%, 6.5% and 15.9%, respectively, from the TTM ending September
30, 2004 to the TTM ending September 30, 2006. According to the property's STAR
Report, the property exhibited an occupancy, ADR, and RevPar penetration of
72.1%, 92.5% and 66.7%, respectively, as of the TTM ending September 30, 2006.
The property's market demand is segmented into corporate (45.0%), meeting/group
(44.0%) and leisure (11.0%).

THE MARKET(1,2). The property is located along Frontage Road in the city of
Newark, Essex County, New Jersey, approximately 2 miles northeast of Newark
International Airport. The property is located in proximity to two major interstate roadways, including Interstate 78, which provides access from the east/west, and Interstate 95 (New Jersey Turnpike), which provides access from the north/south. The property is also accessible via Amtrak and the New Jersey
Transit, which provides regional transportation throughout New Jersey, New York
City and Philadelphia.

The property is located within the Greater Newark and Newark Airport hotel market, in an area that is primarily driven by corporate and group demand from various commercial developments, including Newark Liberty International Airport,
Prudential Insurance, Blue Cross, Public Service Electric & Gas, Verizon,
Wachovia, Rutgers University and the University of Medicine and Dentistry.
Leisure market demand generators include Downtown Newark, Meadowlands Sports
Complex, New Jersey Performing Art Center, Liberty Science Center, and Jersey
Gardens Outlet Mall. The primary demand generator for the property is the Newark
International Airport.

According to the STAR Report, competitive hotels within the property's vicinity include the Doubletree Newark Airport (396 rooms), Hilton Newark Airport (378 rooms), Marriott Newark International Airport (591 rooms), and Holiday Inn
Newark International Airport (412 rooms). The properties are situated within 2 miles of Newark International Airport, built between 1975 and 1988, and offer meeting space ranging from 5,940 square feet to 16,000 square feet. The Sheraton at Newark International Airport represents the only hotel within the competitive set that offers over 20,000 square feet of meeting space. There is currently no new construction for competitive hotels within the property's market.

As of the TTM ending September 30, 2006, the property's competitive set exhibited an occupancy rate of 81.0% at an ADR of $110.00 and RevPar of $89.06.
The ADR and RevPar within the competitive set have increased at an annual compounded growth rate of 7.3% and 8.2%, respectively, from the TTM ending
September 30, 2004 to the TTM ending September 30, 2006.

PROPERTY MANAGEMENT. The property is managed by Columbia Sussex Corporation, an affiliate of the borrower.

--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Sheraton at Newark International
     Airport Smith Travel Research Report ("STAR Report") dated September 30,
     2006.

(2)  Certain information was obtained from the Sheraton at Newark International
     Airport property appraisal dated April 10, 2006. The appraisals rely upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisals.

                                    60 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                    SHERATON AT NEWARK INTERNATIONAL AIRPORT
--------------------------------------------------------------------------------

  [MAP INDICATING LOCATION OF SHERATON AT NEWARK INTERNATIONAL AIRPORT OMITTED]

                                    61 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            THE SHOPS AT THE GALLERIA
--------------------------------------------------------------------------------

                 [4 PHOTOS OF THE SHOPS AT THE GALLERIA OMITTED]

                                    62 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            THE SHOPS AT THE GALLERIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $56,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $56,000,000
% OF POOL BY IPB:                 2.2%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Bee Cave Galleria I, LP
                                  Bee Cave Galleria II, LP
SPONSOR:                          Gregory Christopher
ORIGINATION DATE:                 06/21/06
INTEREST RATE:                    5.67150%
INTEREST-ONLY PERIOD:             60 months
MATURITY DATE:                    07/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),D(88),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         No
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                   INITIAL     MONTHLY
                                  ----------------------
TAXES:                                    $0          $0
INSURANCE:                                $0          $0
CAPEX:                                    $0          $0
LETTER OF CREDIT(2,3):            $7,650,000   Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Retail - Anchored
SQUARE FOOTAGE:                   487,067
LOCATION:                         Bee Cave, TX
YEAR BUILT/RENOVATED:             2005
OCCUPANCY:                        88.1%
OCCUPANCY DATE:                   09/20/06
NUMBER OF TENANTS:                27
HISTORICAL NOI:
   TTM AS OF 09/30/06(1):         $2,820,454
UW REVENUES:                      $6,770,886
UW EXPENSES:                      $2,380,105
UW NOI(1):                        $4,390,781
UW NET CASH FLOW:                 $4,114,591
APPRAISED VALUE:                  $81,500,000
APPRAISAL DATE:                   02/10/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $ 115
CUT-OFF DATE LTV:                 68.7%
MATURITY DATE LTV:                64.0%
UW IO DSCR:                       1.28x
UW DSCR:                          1.06x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                    RATINGS
                   MOODY'S/                % OF     BASE RENT                     LEASE
TENANT SUMMARY     FITCH(4)   TOTAL SF   TOTAL SF      PSF     SALES PSF(5)  EXPIRATION YEAR
--------------------------------------------------------------------------------------------

LOWE'S               A1/A+     165,765     34.0%      $ 5.43        N/A            2025
MARSHALLS                       33,300      6.8%      $ 9.00        N/A            2016
LINENS 'N THINGS                30,800      6.3%      $10.50        N/A            2016
BEST BUY             BBB+       30,000      6.2%      $14.00        N/A            2017
MICHAELS              B2        23,800      4.9%      $11.00        N/A            2016
PETSMART                        19,107      3.9%      $11.00        N/A            2021
OFFICE MAX            Ba3       17,060      3.5%      $15.00        N/A            2017

(1)  The TTM figure reflects NOI for the month of July 2006 annualized. This figure does not compare to the underwritten NOI as the property was recently leased up and several rent commencements are not reflected. The underwriting is based on contractual lease obligations at the property and vacancy, expense and occupancy estimates from the appraisal. Underwritten vacancy is based on current rents in place and an average submarket vacancy of 7.4%.

(2)  There are two letters of credit in place totaling $7,650,000. A Rent Letter of Credit is in place in the amount of $150,000 for tenants that have signed leases but are not in occupancy or paying rent. Secondly, an Advance
     Debt Service Letter of Credit is in place for $7,500,000 that the lender shall have the right to draw the entire amount of subject to certain conditions including, but not limited to: (i) Event of Default, or (ii) if the borrower fails to deliver a replacement letter of credit upon the expiration of this letter of credit. Any draw on this letter of credit shall be held by the lender as additional collateral for the remaining term of the Loan.

(3)  If the property has not achieved a DSCR greater than or equal to 1.10x as of June 15, 2015, then the borrower shall deliver a letter of credit in the amount of $1,000,000.

(4)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(5)  Due to the limited operating history of the property Sales figures are not representative of tenant performance.

                                    63 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            THE SHOPS AT THE GALLERIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Shops at the Galleria loan is secured by a first mortgage fee interest in an approximately 487,067 square foot anchored retail center located in Bee Cave, Texas.

THE BORROWER. The borrowing entities are Bee Cave Galleria I, LP (50%) and Bee
Cave Galleria II, LP (50%), each a single asset, special purpose entity with an independent director and non-consolidation opinion.

THE SPONSOR. The sponsor is Gregory Christopher, who owns a majority interest in and provided the guarantee for the recourse carveouts for both borrowing entities. During the past 30 years, Mr. Christopher has purchased or developed
15 manufactured housing communities totaling over 4,150 sites. He is currently in the process of diversifying his portfolio to include other property types.

THE PROPERTY. The Shops at the Galleria is a single story open air anchored retail center comprised of 10 buildings and approximately 487,067 square feet located in Bee Cave, Texas, in the Austin metropolitan statistical area ("MSA").
Built in 2005, the center is approximately 88.1% occupied by national, regional, and local tenants. Major tenants include Lowe's, Best Buy, Marshalls, Old Navy, and Linens 'n Things. Initial contract rental rates for small in-line space
(less than 2,000 square feet) generally range from $22.00 to $28.00 per square foot on a triple net basis. Initial contract rental rates for large in-line space (2,000 to 10,000 sf) generally range from $16.00 to $29.76 per square foot on a triple net basis. Large subject leases greater than 10,000 square feet range from $5.43 to $18.00 per square foot on a triple net basis.

The Shops at the Galleria is located at the intersection of FM 620 and State
Highway 71 West, approximately 10 miles west of the Austin central business district.

SIGNIFICANT TENANTS.

Lowe's -- Lowe's has evolved from a regional operator of hardware stores into a nationwide chain of home improvement superstores. Lowe's is the number two US home improvement chain with nearly 1,234 superstores in 49 states and has announced plans to extend into Canada in 2007. The company employs over 185,000 people.

Linens 'n Things -- Linens 'n Things, Inc. is one of the leading, national large-format retailers of home textiles, housewares and decorative home accessories. They operate over 500 stores in 47 states and six Canadian provinces. The company was acquired in a private equity transaction in 2006 led by Apollo Management. Since its founding in 1990, Apollo has managed over $13 billion of equity investments.

Marshalls -- Marshalls is the second largest off-price retailer in the U.S. and was acquired by The TJX Companies, Inc., in 1995. Marshalls offers brand name family apparel, giftware, home fashions, and accessories. Marshalls also offers expanded footwear assortments for the entire family and a broad men's department. The Marshalls chain, operating 715 stores at the end of 2005, continues to grow in many markets across the U.S. The TJX Companies, Inc., is the leading off-price apparel and home fashions retailer in the U.S. and worldwide, with $16 billion in revenues in 2005, eight businesses, and more than
2,300 stores, and ranked 138th in the most recent Fortune 500 rankings.

THE MARKET(1). The Shops at the Galleria retail center is located in the city of
Bee Cave and is considered a suburban location near Austin, Texas. The city of
Bee Cave is located in southwest Travis County approximately 10 miles west of the Austin central business district ("CBD"). The immediate area surrounding the property is a newer area of development consisting primarily of upscale single family master planned residential communities and retail centers. Primary access to the property is provided by Ranch Road 620, State Highway 71 West and Bee
Caves Road with traffic counts ranging from 26,500-40,900 vehicles per day.
Austin has experienced the second highest rate of growth in the country behind only Las Vegas. The population within a 1, 3, and 5-mile radius of the property in 2005 was approximately 259, 5,493 and 25,267 people, respectively. The 2005 estimated household income within a 1, 3, and 5-mile radius of the property was approximately $155,423, $162,870, and $139,497, respectively.

Continuing a ten year trend, the retail market in Austin remains stable and strong through the 4th quarter 2005, according to Reis. The retail occupancy rate in the South Austin submarket is 94.6% and the average rental rate for retail space is approximately $19.99 per square foot.

PROPERTY MANAGEMENT. The Shops at the Galleria was developed and is managed by the Lincoln Property Company (LPC). LPC was founded in 1965 in Dallas, Texas and currently maintains over 90,000 square feet of commercial property across the
United States, Mexico, and Europe.

--------------------------------------------------------------------------------

(1)  Certain information was obtained from The Shops at the Galleria appraisal dated February 10, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    64 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            THE SHOPS AT THE GALLERIA
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE      % OF                  % OF BASE    CUMULATIVE   CUMULATIVE   CUMULATIVE   CUMULATIVE %
               LEASES      FEET        GLA      BASE RENT      RENT     SQUARE FEET    % OF GLA     BASE RENT   OF BASE RENT
YEAR          EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------

VACANT          NAP        57,890     11.9%        NAP         NAP         57,890        11.9%         NAP          NAP
2006 & MTM        0             0      0.0             $0       0.0%       57,890        11.9%             $0        0.0%
2007              0             0      0.0              0       0.0        57,890        11.9%             $0        0.0%
2008              0             0      0.0              0       0.0        57,890        11.9%             $0        0.0%
2009              1         1,000      0.2         26,000       0.6        58,890        12.1%        $26,000        0.6%
2010              1         1,200      0.2         31,200       0.7        60,090        12.3%        $57,200        1.2%
2011             12        28,635      5.9        677,310      14.7        88,725        18.2%       $734,510       15.9%
2012              0             0      0.0              0       0.0        88,725        18.2%       $734,510       15.9%
2013              0             0      0.0              0       0.0        88,725        18.2%       $734,510       15.9%
2014              0             0      0.0              0       0.0        88,725        18.2%       $734,510       15.9%
2015              0             0      0.0              0       0.0        88,725        18.2%       $734,510       15.9%
2016              8       162,210     33.3      1,967,780      42.7       250,935        51.5%     $2,702,290       58.6%
AFTER             5       236,132     48.5      1,911,077      41.4       487,067       100.0%     $4,613,367      100.0%
----------------------------------------------------------------------------------------------------------------------------
                 27       487,067    100.0%    $4,613,367     100.0%
============================================================================================================================

                                    65 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            THE SHOPS AT THE GALLERIA
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATION OF THE SHOPS AT THE GALLERIA OMITTED]

                                    66 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                            THE SHOPS AT THE GALLERIA
--------------------------------------------------------------------------------

                [SITE PLAN OF THE SHOPS AT THE GALLERIA OMITTED]

                                    67 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                   THE TOWERS
--------------------------------------------------------------------------------

                        [3 PHOTOS OF THE TOWERS OMITTED]

                                    68 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                   THE TOWERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $46,500,000
CUT-OFF DATE PRINCIPAL BALANCE:   $46,500,000
% OF POOL BY IPB:                 1.8%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         Great Neck Towers LLC,
                                  NN Great Neck Towers, LLC,
                                  HH Great Neck Towers, LLC,
                                  Eljan Great Neck Towers, LLC
SPONSOR:                          Philip Pilevsky
ORIGINATION DATE:                 10/24/06
INTEREST RATE:                    6.50000%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    11/01/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(71),O(25)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE(1):          Permitted Mezzanine Loan and
                                  Permitted Unsecured Debt
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                   INITIAL    MONTHLY
                                  --------------------
TAXES:                              $287,468   $90,721
INSURANCE:                           $19,255    $6,648
CAPEX:                                $2,012    $2,012
TI/LC:                               $21,667   $21,667
HOLDBACK(2):                      $2,500,000        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- Suburban
SQUARE FOOTAGE:                   160,262
LOCATION:                         Great Neck, NY
YEAR BUILT/RENOVATED:             1980/2004
OCCUPANCY:                        97.9%
OCCUPANCY DATE:                   09/01/06
NUMBER OF TENANTS:                46
UW REVENUES:                      $6,172,211
UW EXPENSES:                      $2,178,819
UW NOI:                           $3,993,392
UW NET CASH FLOW:                 $3,677,375
APPRAISED VALUE:                  $58,800,000
APPRAISAL DATE:                   07/14/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $ 290
CUT-OFF DATE LTV:                 79.1%
MATURITY LTV:                     79.1%
UW IO DSCR:                       1.20x
UW DSCR:                          1.20x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                 RATINGS                                                      LEASE
TENANT NAME                  MOODY'S/FITCH(3)   SQUARE FEET   % OF GLA   BASE RENT PSF   EXPIRATION YEAR
--------------------------------------------------------------------------------------------------------

GARFUNKEL WILD & TRAVIS                            25,813       16.1%       $32.19             2010
STERLING EQUITIES                                  22,435       14.0%       $29.50             2012
GLOBE GROUND NORTH AMERICA                         17,687       11.0%       $26.40             2013

(1)  The borrower is permitted to incur mezzanine financing subject to a maximum
     LTV of 85% and a minimum DSCR of 1.10x (on an actual basis). In addition the borrower is permitted to incur unsecured debt from its direct and indirect members, provided that such unsecured debt shall be repayable only out of excess cash flow after debt service and reserves.

(2)  At origination, the borrower deposited $2,500,000 into the Holdback
     Reserve. The borrower may request funds to be released provided that (i)
     the requested disbursement is not less than $500,000 with the exception of the final disbursement and (ii) the DSCR is no less than 1.25x (on an interest-only basis) based on a loan amount calculated by taking the sum of
     (a) $44,000,000, (b) funds already released from the Holdback Reserve, and
     (c) the requested funds to be released from the Holdback Reserve.

(3)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    69 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                   THE TOWERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Towers loan is secured by a first mortgage interest in a 160,262 square foot office building located in Great Neck, New York.

THE BORROWER. The borrower is comprised of four single asset entities controlled by Phillip Pilevsky, the loan sponsor and the guarantor under the non-recourse carveouts. Mr. Pilevsky has over 30 years of commercial real estate experience including development, leasing, management, operation, acquisition and disposition. Mr. Pilevsky has equity interests in 24 retail properties
(approximately 3.0 million square feet), 9 office buildings (approximately 1.3 million square feet) and 2 hotels (454 rooms).

THE PROPERTY. The property is a 160,262 square foot, 6-story, class A office building situated on a 2.34-acre land parcel located in Great Neck, New York.
The property was built in 1980, renovated in 2004 and offers 801 parking spaces.
The property is currently 97.9% occupied by 46 tenants, which include a mix of legal, financial, technology and other professional firms.

Garfunkel Wild & Travis (the largest tenant) is a law firm that specializes in the health care industry and has been operating for over 25 years. The tenant occupies 25,813 square feet (16.1% of the net rentable area) through a 13.5-year modified gross lease at a rental rate of $32.19 per square foot, expiring on
03/31/10 with 1, 5-year renewal option. The tenant has been in occupancy at the property since 1996.

Sterling Equities (the second largest tenant) is a real estate investment company that was founded by Fred Wilpon and Saul Katz in 1972 and currently owns and operates over 3,000 residential units and 600,000 square feet of commercial space. The company also owns and manages two baseball teams, which include the
New York Mets and the Brooklyn Cyclones. Sterling Equities occupies 22,435 square feet (14.0% of the net rentable area) at a rental rate of $29.50 per square foot through a 7-year modified gross lease expiring on 03/31/12 with 2,
5-year renewal options. The tenant has been in occupancy at the property since
1993 and recently invested approximately $500,000 in renovations into their space.

Globe Ground North America (the third largest tenant) is an airport service provider that has a client base of 150 airports situated across 31 countries, offering services which include baggage handling, passenger services, flight dispatch, cargo/freight shipping, and logistics planning. Globe Ground North
America occupies 17,687 square feet (11.0% of the net rentable area) at a rental rate of $26.40 per square foot through a 10-year modified gross lease expiring on 03/31/13. The tenant has been in occupancy at the property since 1992.

THE MARKET(1). The property is situated along Great Neck Road within the Village of Great Neck in northwest Nassau County, New York, approximately 15 miles east of Midtown Manhattan. The property is located approximately 1/2 mile north of
Northern Boulevard (Route 25A), which is a major east/west travel artery that offers access within the Great Neck area, and approximately 2 miles north of the
Long Island Expressway (Interstate 495). The property is also accessible via public transportation, including bus services and the Long Island Rail Road, which has a station in close proximity and offers direct access to New York City and various points in Long Island. The property's immediate vicinity includes a mix of residential and commercial uses.

The Long Island office market is comprised of approximately 46.2 million square feet contained in 626 buildings. As of the second quarter of 2006, the overall market vacancy rate was 9.8% with average asking rents of $25.27 per square foot and positive net absorption of 548,000 square feet. According to REIS estimates, the market vacancy rate and average asking rents are forecasted to improve to
7.4% and $29.53 per square foot, respectively, by year-end 2010. The Long Island class A office market contained approximately 24.0 million square feet with a vacancy rate of 7.8% and average asking rents of $28.43 per square foot.

The property is located in the Nassau submarket, which as of the second quarter of 2006, contained approximately 8.1 million square feet of office space at a vacancy rate of 7.9% and average asking rents of $28.48 per square foot. REIS forecasts the submarket vacancy and average asking rents to reach 6.7% and
$33.44 per square foot, respectively, by year-end 2010. Further, the Nassau class A office market contained 5.9 million square feet at a vacancy rate 6.2%
and average asking rents of $30.34 per square foot.

The population within a 1-, 3-, and 5-mile radius is 23,664, 145,408, and
531,953, respectively. The median household income within the 1-, 3-, and 5-mile radius is $80,438, $76,574, and $71,007, respectively.

PROPERTY MANAGEMENT. The property is managed by Philips International Holding
Corp., an affiliate of the borrower.

--------------------------------------------------------------------------------

(1)  Certain information was obtained from The Towers appraisal dated July 14,
     2006 and REIS report as of the second quarter of 2006.

                                    70 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                   THE TOWERS
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

                                                                        CUMULATIVE
             NUMBER OF    SQUARE                            % OF BASE     SQUARE     CUMULATIVE   CUMULATIVE   CUMULATIVE %
              LEASES       FEET     % OF GLA    BASE RENT     RENT         FEET       % OF GLA     BASE RENT   OF BASE RENT
YEAR          EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------

VACANT          NAP         3,362      2.1%           NAP       NAP          3,362       2.1%            NAP        NAP
2006 & MTM        5         9,282      5.8       $303,771       6.3%        12,644       7.9%       $303,771       6.3%
2007             12        18,274     11.4        546,956      11.4         30,918      19.3%       $850,727      17.7%
2008              8        26,284     16.4        802,920      16.7         57,202      35.7%     $1,653,647      34.3%
2009              6        10,240      6.4        307,538       6.4         67,442      42.1%     $1,961,185      40.7%
2010              8        41,375     25.8      1,332,981      27.7        108,817      67.9%     $3,294,166      68.4%
2011              4         9,173      5.7        365,781       7.6        117,990      73.6%     $3,659,947      76.0%
2012              2        24,585     15.3        688,233      14.3        142,575      89.0%     $4,348,180      90.3%
2013              1        17,687     11.0        466,937       9.7        160,262     100.0%     $4,815,116     100.0%
2014              0             0      0.0              0       0.0        160,262     100.0%     $4,815,116     100.0%
2015              0             0      0.0              0       0.0        160,262     100.0%     $4,815,116     100.0%
2016              0             0      0.0              0       0.0        160,262     100.0%     $4,815,116     100.0%
AFTER             0             0      0.0              0       0.0        160,262     100.0%     $4,815,116     100.0%
---------------------------------------------------------------------------------------------------------------------------
                 46       160,262    100.0%    $4,815,116     100.0%
===========================================================================================================================

                                    71 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                   THE TOWERS
--------------------------------------------------------------------------------

                 [MAP INDICATING LOCATION OF THE TOWERS OMITTED]

                                    72 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2006-CIBC17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    73 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                  BREWER'S HILL
--------------------------------------------------------------------------------

                  [2 PHOTOS AND 1 MAP OF BREWER'S HILL OMITTED]

                                    74 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                  BREWER'S HILL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $40,300,000
CUT-OFF DATE PRINCIPAL BALANCE:   $40,300,000
% OF POOL BY IPB:                 1.6%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         National East Waterway LLC, NB
                                  3601 Waterway LLC and Gunther
                                  Headquarters Waterway LLC
SPONSOR:                          OCRE Beer Hill LLC, SBER
                                  Development Services LLC,
                                  National East LLC, NB 3601 LLC,
                                  Gunther Headquarters LLC
ORIGINATION DATE:                 06/27/06
INTEREST RATE:                    6.38000%
INTEREST ONLY PERIOD:             24 months
MATURITY DATE:                    07/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(88),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE(2):          Permitted Mezzanine Loan
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                   INITIAL    MONTHLY
                                  --------------------
TAXES:                              $114,629    $8,188
INSURANCE:                           $82,438    $8,244
CAPEX(3):                                 $0        $0
TI/LC(4):                         $2,383,660        $0
OTHER(5):                         $5,378,972        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE(1):                         Fee and Leasehold
PROPERTY TYPE:                    Various
SQUARE FOOTAGE:                   384,107
LOCATION:                         Baltimore, MD
YEAR BUILT/RENOVATED:             Various/2006
OCCUPANCY:                        91.5%
OCCUPANCY DATE:                   10/02/06
NUMBER OF TENANTS:                21
UW REVENUES:                      $5,058,098
UW EXPENSES:                      $1,160,724
UW NOI:                           $3,897,374
UW NET CASH FLOW:                 $3,618,112
APPRAISED VALUE:                  $52,400,000
APPRAISAL DATE:                   Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $105
CUT-OFF DATE LTV:                 76.9%
MATURITY DATE LTV:                68.7%
UW IO DSCR:                       1.39x
UW DSCR:                          1.20x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                          RATINGS
TENANT NAME           MOODY'S/FITCH(6)   SQUARE FEET   % OF GLA   BASE RENT PSF   LEASE EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------

CANTON SELF STORAGE                        112,000       29.2%       $ 5.66                2045
ELDER HEALTH                                61,822       16.1%       $18.83                2014
DDG                                         46,590       12.1%       $16.38                2015
SBER - TIFACTS                              41,554       10.8%       $ 6.72                2018

(1)    The Brewer's Hill mortgage loan is encumbered by the fee interest in the
       Natty Boh property, the Malt Mill property and the Gunther Headquarters'
       property and the leasehold interest in a non-income producing land parcel that is currently used for parking.

(2)    The borrower is permitted incur future mezzanine financing subject to a minimum DSCR of 1.07x and maximum LTV of 85.0%.

(3)    Commencing on January 1, 2008, the borrower will deposit the monthly sum of $4,800 into a recurring replacement reserve, capped at $100,000 and replenished if drawn upon.

(4)    Ongoing TI/LC reserves will be collected commencing on January 1, 2008 at a rate of $100,000 per year on a monthly basis, capped at $500,000 and replenished if drawn upon.

(5)(a) Holdback Reserve. At origination, the lender held back $4,650,000. The borrower may request a disbursement from the Holdback Reserve provided that, among other conditions, the property has achieved a minimum DSCR of
       1.20x (or 1.07x including any mezzanine debt) based on the loan amount calculated by taking the sum of (a) the requested disbursement, (b) funds previously disbursed from the Holdback Reserve and (c) $35,650,000. The final $1,000,000 of the Holdback Reserve shall not be disbursed until (i)
       the property has achieved an economic occupancy of no less than 95% and
       (ii) the property has achieved a minimum DSCR of 1.25x (or 1.07x including any mezzanine debt) for two consecutive quarters.

(5)(b) Ground Lease Reserve. At origination, the borrower deposited $650,000 into the Ground Lease Reserve. Funds will be remitted to the borrower provided that the lender receives an amendment to the Ground Lease citing
       (i) the contractual ground rent payment has been reduced to $100.00 per year, (ii) the term has been extended to a date at a minimum term of fifty years from the date of the amendment and (iii) the borrower shall have no obligation to pay any property taxes associated with the leasehold parcel.

(5)(c) Rent Reserve. At origination, the borrower deposited $78,972 into the
       Rent Reserve. All funds will be remitted to the borrower on a monthly basis based on the schedule outlined in the Mortgage.

(5)(d) Elder Health Reserve. In the event Elder Health gives notice to vacate its space at the Gunther Building prior to the tenant's lease expiration, the borrower shall deposit with lender (i) all penalties and fees received from the tenant for the early termination and (ii) all rent received under the Elder Health lease following the notice of termination. Funds will be released to the borrower for leasing costs with respect to the Elder Heath vacated space, with any remaining balance to be released upon re-tenanting other spaces at the property.

(6)    Ratings provided are for the parent company of the entity listed in the
       "Tenant Name" field whether or not the parent company guarantees the lease.

                                    75 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              DALLAS DESIGN CENTER
--------------------------------------------------------------------------------

              [3 PHOTOS AND 1 MAP OF DALLAS DESIGN CENTER OMITTED]

                                    76 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                              DALLAS DESIGN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $39,000,000
CUT-OFF DATE PRINCIPAL BALANCE:             $39,000,000
% OF POOL BY IPB:                           1.5%
LOAN SELLER:                                JPMorgan Chase Bank, N.A.
BORROWER:                                   D Design Holdings, L.P.
SPONSOR:                                    W. Eric Brauss
ORIGINATION DATE:                           09/26/06
INTEREST RATE:                              5.73300%
INTEREST-ONLY PERIOD:                       60 months
MATURITY DATE:                              10/01/16
AMORTIZATION TYPE:                          Balloon
ORIGINAL AMORTIZATION:                      360 months
REMAINING AMORTIZATION:                     360 months
CALL PROTECTION:                            L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   No
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE:                       N/A
LOAN PURPOSE:                               Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL   MONTHLY
                                            ------------------
TAXES:                                      $672,812   $64,077
INSURANCE:                                   $92,757    $7,421
CAPEX:                                            $0    $4,632
ENGINEERING:                                $504,062        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single Asset
TITLE:                                      Fee
PROPERTY TYPE:                              Retail -- Anchored
SQUARE FOOTAGE:                             370,577
LOCATION:                                   Dallas, TX
YEAR BUILT/RENOVATED:                       1982 / 2001
OCCUPANCY:                                  91.8%
OCCUPANCY DATE:                             08/31/06
NUMBER OF TENANTS:                          20
HISTORICAL NOI:
   2004:                                    $2,569,665
   2005:                                    $3,073,484
   TTM AS OF 07/30/06:                      $3,329,098
UW REVENUES:                                $5,378,798
UW EXPENSES:                                $1,601,580
UW NOI:                                     $3,777,218
UW NET CASH FLOW:                           $3,462,227
APPRAISED VALUE:                            $50,000,000
APPRAISAL DATE:                             09/03/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                       $105
CUT-OFF DATE LTV:                           78.0%
MATURITY DATE LTV:                          72.7%
UW IO DSCR:                                 1.53x
UW DSCR:                                    1.27x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                                 RATINGS                    % OF     BASE RENT   LEASE EXPIRATION
TENANT NAME                                 MOODY'S/FITCH(1)   TOTAL SF   TOTAL SF      PSF            YEAR
-----------------------------------------------------------------------------------------------------------------

DAVID SUTHERLAND                                                29,937      8.1%       $10.50          2012
BOYD LEVISON                                                    24,651      6.7%       $14.00          2012
E.C. DICKENS                                                    23,083      6.2%       $11.22          2011
DESIGN DIRECTIONS                                               22,281      6.0%       $10.93          2016

(1)  The ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    77 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                               11 EAST 44TH STREET
--------------------------------------------------------------------------------

               [3 PHOTOS AND 1 MAP OF 11 EAST 44TH STREET OMITTED]

                                    78 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                               11 EAST 44TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $38,500,000
CUT-OFF DATE PRINCIPAL BALANCE:             $38,500,000
% OF POOL BY IPB:                           1.5%
LOAN SELLER:                                JPMorgan Chase Bank, N.A.
BORROWER:                                   TS Midtown Holdings, LLC
SPONSOR(1):                                 DCD America, Inc.
ORIGINATION DATE:                           09/11/06
INTEREST RATE:                              6.13750%
INTEREST-ONLY PERIOD:                       60 months
MATURITY DATE:                              10/01/16
AMORTIZATION TYPE:                          Balloon
ORIGINAL AMORTIZATION:                      360 months
REMAINIG AMORTIZATION:                      360 months
CALL PROTECTION:                            L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   No
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE:                       N/A
LOAN PURPOSE:                               Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                             INITIAL    MONTHLY
                                            --------------------
TAXES:                                        $354,202   $88,551
INSURANCE:                                     $56,659    $4,358
CAPEX:                                              $0    $1,676
TI/LC(3):                                   $2,005,459   $11,083
ENGINEERING:                                    $6.250        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single Asset
TITLE:                                      Fee
PROPERTY TYPE:                              Office -- CBD
SQUARE FOOTAGE:                             135,150
LOCATION:                                   New York, NY
YEAR BUILT/RENOVATED:                       1927 / 2003
OCCUPANCY:                                  90.6%
OCCUPANCY DATE:                             09/11/06
NUMBER OF TENANTS:                          34
HISTORICAL NOI:
   2005:                                    $1,652,692
   TTM AS OF 06/30/06:                      $1,451,714
UW REVENUES:                                $5,697,754
UW EXPENSES:                                $2,564,313
UW NOI(2):                                  $3,133,442
UW NET CASH FLOW:                           $2,985,978
APPRAISED VALUE:                            $54,000,000
APPRAISAL DATE:                             06/26/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                       $285
CUT-OFF DATE LTV:                           71.3%
MATURITY DATE LTV:                          66.8%
UW IO DSCR:                                 1.25x
UW DSCR:                                    1.06x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                                 RATINGS                                BASE RENT   LEASE EXPIRATION
TENANT SUMMARY                              MOODY'S/FITCH(4)   SQUARE FEET   % OF GLA      PSF            YEAR
--------------------------------------------------------------------------------------------------------------------

J. PRESS INC.                                                     14,000       10.4%      $62.46          2008
DCD PELHAM AMERICA, LLC/DCD CAPITAL, LLC                          11,051        8.2%      $38.00          2010
STRIDE & ASSOCIATES                                                7,790        5.8%      $36.00          2015
INSURANT AGENCY CORP                                               7,500        5.5%      $39.00          2011

(1)  DCD America, Inc. is the representative of the sponsor, a group of investors who adhere to Islamic Law. The loan is structured with 5 bankruptcy remote SPE sponsors that rent the property via a master lease to another bankruptcy remote SPE (the "Master Lessee") in order to accommodate restrictions under Islamic law with respect to investors in the Master
     Lease that are prohibited from paying interest. Please refer to the Risk
     Factors section of the Free Writing Prospectus for further description of
     Shariah structured loans.

(2)  The difference between UW NOI and TTM NOI can be attributed to new leasing activity and the underwriting of approximately 23,347 square feet of space, at the market rental rate of $42.00 per square foot which prospective tenants had not yet signed leases on.

(3)  An upfront reserve in the amount of $2,005,459 was collected at closing in connection with tenanting costs. This reserve consists of $1,370,749 of outstanding tenant improvements, and $634,710 of tenancy holdback funds to be released upon the tenants taking occupancy and paying rent.

(4)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    79 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           HAWAII KAI SHOPPING CENTER
--------------------------------------------------------------------------------

           [2 PHOTOS AND 1 MAP OF HAWAII KAI SHOPPING CENTER OMITTED]

                                    80 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                           HAWAII KAI SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $33,000,000
CUT-OFF DATE PRINCIPAL BALANCE:             $33,000,000
% OF POOL BY IPB:                           1.3%
LOAN SELLER:                                CIBC Inc.
BORROWER:                                   Hawaii Kai Dunhill IDG Limited
                                            Partnership, Hawaii Kai Building B
                                            Limited Partnership, Hawaii Kai
                                            Building E Limited Partnership
SPONSOR:                                    William L. Hutchinson
ORIGINATION DATE:                           08/31/06
INTEREST RATE:                              6.44000%
INTEREST-ONLY PERIOD:                       24 months
MATURITY DATE:                              09/01/31
AMORTIZATION TYPE:                          Balloon
ORIGINAL AMORTIZATION:                      360 months
REMAINING AMORTIZATION:                     360 months
CALL PROTECTION:                            L(24),Def(270),O(4)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   Springing
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE(1):                    Permitted Mezzanine Loan
LOAN PURPOSE:                               Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                             INITIAL    MONTHLY
                                            --------------------
TAXES:                                         $63,455   $31,728
INSURANCE:                                     $70,342   $13,805
CAPEX:                                         $50,000    $3,038
TI/LC:                                              $0    $5,842
OTHER(2):                                   $2,000,000        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                     Single Asset
TITLE:                                      Leasehold
PROPERTY TYPE:                              Retail -- Anchored
SQUARE FOOTAGE:                             140,210
LOCATION:                                   Honolulu, HI
YEAR BUILT/RENOVATED:                       1980/2006
OCCUPANCY:                                  94.4%
OCCUPANCY DATE:                             08/07/06
NUMBER OF TENANTS:                          47
HISTORICAL NOI:
   2004:                                    $2,307,097
   2005:                                    $2,387,926
   TTM AS OF 05/31/06:                      $2,445,271
UW REVENUES:                                $5,605,193
UW EXPENSES:                                $2,486,028
UW NOI:                                     $3,119,165
UW NET CASH FLOW:                           $3,013,165
APPRAISED VALUE:                            $42,200,000
APPRAISAL DATE:                             07/09/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                       $235
CUT-OFF DATE LTV:                           78.2%
MATURITY DATE LTV:                          36.4%
UW IO DSCR:                                 1.40x
UW DSCR:                                    1.21x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                                 RATINGS                    % OF     BASE RENT               LEASE EXPIRATION
TENANT NAME                                 MOODY'S/FITCH(3)   TOTAL SF   TOTAL SF      PSF      SALES PSF         YEAR
-----------------------------------------------------------------------------------------------------------------------------

SAFEWAY                                         Baa2/BBB        40,762      29.1%      $15.62      $  711          2006
LONGS DRUGS STORE                                               22,949      16.4%      $21.00      $1,250          2016
QUEENS MEDICAL CENTER                                           10,608       7.6%      $27.60         N/A          2021

(1)  The borrower is permitted incur future mezzanine financing subject to a minimum DSCR of 1.05x and maximum LTV of 85.0%.

(2)  At origination, the borrower deposited $2,000,000 into the Safeway Reserve.
     Funds will be released to the borrower provided that (i) Safeway has renewed its lease for a minimum term of 15 years at a rent of not less than
     $17.00 per square foot or (ii) a replacement tenant satisfactory to lender signs a lease subject to terms previously outlined for the Safeway renewal.

(3)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    81 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                               MAGIC VALLEY MALL
--------------------------------------------------------------------------------

                [3 PHOTOS AND 1 MAP OF MAGIC VALLEY MALL OMITTED]

                                    82 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC17

--------------------------------------------------------------------------------
                                MAGIC VALLEY MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $33,000,000
CUT-OFF DATE PRINCIPAL BALANCE:             $33,000,000
% OF POOL BY IPB:                           1.3%
LOAN SELLER:                                CIBC Inc.
BORROWER:                                   Magic Valley Mall LLC
SPONSOR:                                    W. Richards Woodbury, O.
                                            Randall Woodbury, Ezekiel R.
                                            Dumke III, Scott W. Thornton,
                                            Lynn S. Woodbury, Guy R.
                                            Woodbury, Jeffrey K. Woodbury
ORIGINATION DATE:                           10/18/06
INTEREST RATE:                              5.99000%
INTEREST-ONLY PERIOD:                       N/A
MATURITY DATE:                              11/01/16
AMORTIZATION TYPE:                          Balloon
ORIGINAL AMORTIZATION:                      360 months
REMAINING AMORTIZATION:                     360 months
CALL PROTECTION:                            L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   Springing
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE(1):                    Permitted Mezzanine Loan
LOAN PURPOSE:                               Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL   MONTHLY
                                            ------------------
TAXES:                                      $228,825   $32,689
INSURANCE:                                   $26,903    $4,484
CAPEX:                                            $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single Asset
TITLE:                                      Fee
PROPERTY TYPE:                              Retail -- Anchored
SQUARE FOOTAGE:                             368,535
LOCATION:                                   Twin Falls, ID
YEAR BUILT/RENOVATED:                       1986/2005
OCCUPANCY:                                  97.9%
OCCUPANCY DATE:                             08/17/06
NUMBER OF TENANTS:                          88
HISTORICAL NOI:
   2005:                                    $3,529,903
   TTM AS OF 07/31/06:                      $3,429,267
UW REVENUES:                                $5,387,063
UW EXPENSES:                                $2,140,156
UW NOI:                                     $3,246,907
UW NET CASH FLOW:                           $3,007,835
APPRAISED VALUE:                            $50,000,000
APPRAISAL DATE:                             08/23/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                       $90
CUT-OFF DATE LTV:                           66.0%
MATURITY DATE LTV:                          56.0%
UW IO DSCR:                                 N/A
UW DSCR:                                    1.27x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                                 RATINGS                    % OF     BASE RENT               LEASE EXPIRATION
TENANT SUMMARY                              MOODY'S/FITCH(2)   TOTAL SF   TOTAL SF      PSF      SALES PSF         YEAR
-----------------------------------------------------------------------------------------------------------------------------

SEARS ROEBUCK & COMPANY                            BB           69,326      18.8%      $4.00        152            2009
MACY'S                                            Baa1          60,340      16.4%      $4.15        152            2008
JC PENNEY COMPANY, INC.                         Baa3/BBB        49,246      13.4%      $4.18        181            2011

(1)  The borrower is permitted incur future mezzanine financing subject to a
     DSCR of 1.10x and LTV of 80.0%.

(2)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    83 of 83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.